                                                                       EXHIBIT 2


                 RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

                                     among

                   RMH SALES AND MARKETING CONSULTING, INC.,
            a Pennsylvania corporation trading as RMH Telemarketing
                                (the "Company")

                     RAYMOND J. HANSELL, an individual and

                      MARYSUE LUCCI HANSELL, an individual

                        (collectively, the "Principals")

                              ADVANTA PARTNERS LP,

             a Pennsylvania limited partnership (the "AP Investor")

                                      and

                   GLENGAR INTERNATIONAL INVESTMENTS LIMITED

                            (the "Glengar Investor")

                                  May 24, 1996

                               TABLE OF CONTENTS

                  1.       Definitions and Rules of Construction................................................-1-
                                    1.1     Definitions.........................................................-1-
                                    1.2     Rules of Construction...............................................-8-
                  2.       Recapitalization of the Company......................................................-8-
                                    2.1     Authorization of Capital Stock; Stock
                                            Split Distribution of Accounts Receivable. .........................-8-
                                    2.2     Partial Redemption of the Principals................................-9-
                                    2.3     Refinancing of Company Debt........................................-11-
                                    2.4     Other Transactions to Occur At the Closing:........................-11-
                  3.       Purchase of Stock by the Investors.   ..............................................-12-
                                    3.1     Authorization of Stock.............................................-12-
                                    3.2     Sale of Stock to the Investors.....................................-12-
                                    3.3     Certain Terms......................................................-13-
                  4.       Closing Date; Conditions to Closing; Deliveries.....................................-13-
                                    4.1     The Closing........................................................-13-
                                    4.2     Conditions to the Investor's Obligations...........................-13-
                                    4.3     Conditions to the Principals' Obligations..........................-14-
                                    4.4     Deliveries of the Company at Closing...............................-15-
                                    4.5     Deliveries of the Principals at Closing............................-17-
                                    4.6     Deliveries of the Investors at Closing.............................-18-
                  5.       Representations, Warranties and Agreements of the Principals
                           as to the Company...................................................................-18-
                                    5.1     Corporate Status; Outstanding Stock................................-18-
                                    5.2     Authority; No Conflict; Binding Agreement..........................-19-
                                    5.3     Officers; Directors; Bank Accounts.................................-19-
                                    5.4     Subsidiaries and Joint Ventures....................................-19-
                                    5.5     Financial Statements...............................................-19-
                                    5.6     Real Estate........................................................-20-
                                    5.7     Personal Property..................................................-20-
                                    5.8     Accounts Receivable................................................-21-
                                    5.9     Insurance..........................................................-21-
                                    5.10    Liabilities........................................................-21-
                                    5.11    Contracts, Leases, Agreements and Other
                                            Commitments........................................................-22-
                                    5.12    Employment Matters.................................................-22-
                                    5.13    Employee Benefit Plans.............................................-23-
                                    5.14    Litigation.........................................................-25-
                                    5.15    Environmental Matters..............................................-26-
                                    5.16    Conflicting Interests..............................................-27-
                                    5.17    Compliance with Law and Regulations................................-27-
                                    5.18    Taxes..............................................................-27-
                                    5.19    No Payments to Principals or Others................................-30-

                                    5.20    Actions since Balance Sheet Date...................................-31-
                                    5.21    No Material Adverse Change.........................................-31-
                                    5.22    Statements and Other Documents Not
                                            Misleading.........................................................-31-
                  6.       Additional Representations, Warranties and Covenants
                           of Principals.......................................................................-31-
                                    6.1     Ownership of Capital Stock of the Company..........................-32-
                                    6.2     Agreement Not in Breach of Other Instruments
                                            Affecting Principal................................................-32-
                                    6.3     Valid and Binding Agreement........................................-32-
                  7.       Representations, Warranties, and Agreements of the Investors........................-32-
                                    7.1     Representations, Warranties, and Agreements
                                            of AP Investor.....................................................-32-
                                            (a)      Organizational Status and Authority.......................-32-
                                            (b)      Agreement Not in Breach of Other
                                                     Instruments Affecting Investor;
                                                     Governmental Consent......................................-33-
                                    7.2     Representations, Warranties and Agreement
                                            of Glengar Investor................................................-33-
                                            (a)      Organizational Status and Authority.......................-33-
                                            (b)      Agreement Not in Breach of Other
                                                     Instruments Affecting Glengar Investor;
                                                     Governmental Consent......................................-34-
                  8.       Continuation and Survival of Representations and
                           Warranties..........................................................................-33-
                  9.       Additional Covenants................................................................-34-
                                     9.1     Access Rights Prior to Closing....................................-34-
                                     9.2     Conduct of Business Pending Closing...............................-35-
                                     9.3     Tax Covenants.....................................................-36-
                                     9.4     "No Shop" Covenant................................................-37-
                                     9.5     Notices of Breach.................................................-37-
                 10.       Indemnification.....................................................................-38-
                                    10.1     Indemnification of the Investors..................................-38-
                                    10.2     Indemnification of the Principals.................................-38-
                                    10.3     Definitions.......................................................-38-
                                    10.4     Procedures for Establishment of Deficiencies......................-39-
                                    10.5     Payment of Deficiencies; Remedies for
                                             Non-Payment.......................................................-40-
                                    10.6     Limitations.......................................................-41-
                 11.      Securities Laws Compliance Procedures................................................-41-
                                    11.1     Status of Shares to be Issued.....................................-41-
                 12.      Further Assurances...................................................................-43-
                 13.      Indemnity Against Brokerage Commissions and
                          Finder's Fees........................................................................-43-


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
                  14.      Miscellaneous.......................................................................-43-
                                    14.1    Costs and Expenses.................................................-43-
                                    14.2    Indulgences, Etc...................................................-43-
                                    14.3    Controlling Law....................................................-44-
                                    14.4    Notices............................................................-44-
                                    14.5    Schedules and Exhibits.............................................-46-
                                    14.6    Binding Nature of Agreement; No Assignment.........................-46-
                                    14.7    Execution in Counterparts..........................................-46-
                                    14.8    Provisions Separable...............................................-46-
                                    14.9    Entire Agreement, Amendment, Modification
                                            and Termination....................................................-46-
                                    14.10   Number of Days.....................................................-46-


                                LIST OF EXHIBITS

Exhibit A                  Capital Acquisition Budget
Exhibit B                  Assignment and Collection Agreement
Exhibit C                  Employment Agreements
Exhibit D                  Projected Balance Sheet
Exhibit E                  Articles of Amendment to the Company's Articles of Incorporation
Exhibit F                  Amended and Restated By-Laws
Exhibit G                  Principals' Notes
Exhibit H                  Shareholders' Agreement
Exhibit I                  Management Agreement
Exhibit J                  Opinion of Eckell Sparks Levy Auerbach Monte & Emper, P.C.
Exhibit K                  Opinion of Wolf, Block, Schorr and Solis-Cohen


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
                 RECAPITALIZATION AND STOCK PURCHASE AGREEMENT

                  This AGREEMENT is entered into as of this 24th day of May, 1996, by and among RMH SALES AND MARKETING CONSULTING, INC., a Pennsylvania corporation trading as RMH Telemarketing (the "Company"), RAYMOND J. HANSELL, an individual ("Hansell"), MARYSUE LUCCI HANSELL, an individual ("Lucci") (Hansell and Lucci are referred to herein collectively as the "Principals"), ADVANTA PARTNERS LP, a Pennsylvania limited partnership, or its assignee as permitted under Section 14.6 below (the "AP Investor"), and GLENGAR INTERNATIONAL INVESTMENTS LIMITED, a limited liability company organized in the British Virgin Islands "Glengar" (AP Investor and Glengar Investor are referred to herein collectively as the "Investors").

               THE BACKGROUND OF THIS TRANSACTION IS AS FOLLOWS:

                  A. The Principals are the sole shareholders of the Company, which is engaged in the telemarketing services business.

                  B. The Investors desire to make an equity investment in the Company, and the parties desire to utilize the proceeds of that equity investment, together with the proceeds of a third party financing, to make a partial redemption of the shares of stock held by the Principals in the Company.

                  C. The parties desire to recapitalize the Company in order to facilitate the agreed-upon transactions.

                  D. The parties desire to set forth in this Agreement their mutual understandings with respect to these matters.

                  In consideration of the mutual agreements, undertakings and covenants herein contained, the parties, intending to be legally bound hereby, agree as follows:

                  1.       Definitions and Rules of Construction

                           1.1 Definitions. The following defined terms shall,
unless the context requires otherwise, have the meanings ascribed in this
Section 1.1:

                  "Acquisition Proposal" shall have the meaning specified in
Section 9.4.

                  "Action" shall mean any order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute (other than routine grievance procedures or routine, uncontested claims for benefits under any benefit plans for employees, officers or directors), complaint or charge with any local, state or federal agency, commission or other Government Authority, including but not limited to any charge or complaint of discrimination or retaliation or any unfair labor practice charge, arbitral action or investigation.

                  "AP Investor" shall have the meaning specified in the preamble to this Agreement.

                  "Actual Capital Expenditures" shall mean the aggregate of all sums paid or incurred by the Company for items which are classified under GAAP as capital expenditures from October 1, 1995 through the Closing Date, as shall be set forth on the Closing Balance Sheet and determined on a basis consistent with the Capital Acquisition Budget for fiscal year ending September 30, 1996, a copy of which is attached hereto as Exhibit A.

                  "Actual Working Capital" shall mean, as of the Closing Date, the positive or negative number which is the difference of the following amounts, as shall be set forth in the Closing Balance Sheet and determined on a basis consistent with the determinations set forth on the Projected Balance
Sheet: (a) the sum of cash plus accounts receivable (including for this purpose all accounts receivable distributed to the Principals prior to Closing pursuant to Section 2.1(c) below and taken into account in the Base Cash Redemption Price adjustment described in paragraph 2.2 (b)(i)(D) below) plus prepaid expenses plus an amount equal to all reasonable expenses paid by the Company before the Closing Date relating to the transactions effectuated by this Agreement, minus (b) the sum of accounts payable plus accrued expenses (without regard to accruals for the Tax Distribution or for shareholder bonuses as permitted herein) plus accrued and withheld payroll taxes and deferred income taxes.

                  "Adjusted Stub Period Earnings" shall mean the earnings of the Company for the period from the Closing Date through September 30, 1996, before deduction for: (a) interest, taxes on net income, depreciation and amortization; (b) all expenses incurred by the Company relating to the transactions contemplated by this Agreement (including, without limitation, the reasonable fees and expenses of attorneys, accountants and other professional advisors, the Transition Bonus Compensation, any prepayment premiums or penalties required to be paid to the holders of unaffiliated debt instruments or capital lease obligations in connection with the payment of the Liabilities to be Discharged, any fees paid to Advanta Partners LP or its affiliates with respect to this Agreement, all premiums incurred with respect to the "key-person" life insurance policies referred to in paragraph 4.2(i) below or with respect to the life insurance policies referred to in Section 6(d) of the Employment Agreement, and all expenses, if any, incurred in connection with the creation of a two-tier holding/operating company structure as contemplated in
Section 15 of the Shareholders' Agreement); and (c) any non-recurring expenses related to the acquisition, development, leasing, equipping, furnishing or opening of any new facilities. All of the foregoing shall be as determined by the independent auditors of the Company in the preparation and review of the financial statements of the Company for the period ending September 30, 1996, prepared in accordance with GAAP and on a basis consistent with the Projected Balance Sheet, and subject to the dispute resolution provisions of Section 2.2(b)(ii) below.

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                  "Agreement" shall mean this Recapitalization and Stock
Purchase Agreement, as it may be amended from time to time.

                  "Amended and Restated By-Laws" shall have the meaning specified in Section 2.1(b).

                  "Amendment" shall have the meaning specified in Section
2.1(b).

                  "Ancillary Agreements" shall mean, collectively, the Principals' Note, the Amendment, the Shareholders Agreement, the Assignment and Collection Agreement, the Management Agreement, the Employment Agreements, and all other instruments, certificates and documents executed pursuant to this Agreement.

                  "Assignment and Collection Agreement" shall mean the Agreement of that name in the form attached hereto as Exhibit "B".

                  "Balance Sheet Date" shall mean September 30, 1995.

                  "Best Knowledge" means, with respect to a representation and warranty, the actual knowledge of the party making such representation and warranty or the facts that such party should have known after reasonable inquiry into the facts and circumstances surrounding the matter to which the representation and warranty pertains.

                  "Capital Stock" shall mean the Common Stock and the Preferred Stock.

                  "Cash Redemption Price" shall have the meaning specified in
Section 2.2(b).

                  "Class A Common Stock" shall have the meaning specified in
Section 2.1(a).

                  "Class B Common Stock" shall have the meaning specified in
Section 2.1(a).

                  "Closing" shall have the meaning specified in Section 4.1.

                  "Closing Balance Sheet" shall have the meaning specified in
Section 2.2(c).

                  "Closing Date" shall have the meaning specified in Section
4.1.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Common Stock" shall mean the common stock, no par value, of the Company, consisting of the Class A Common Stock and Class B Common Stock.

                  "Company" shall mean RMH Sales and Marketing Consulting, Inc., a Pennsylvania corporation trading as RMH Telemarketing.

                  "Company Agreements" shall have the meaning specified in
Section 5.11.

                  "Deficiency" shall have the meaning specified in Section
10.3.

                  "Employment Agreements" shall mean the Employment Agreements to be entered between the Company and each of the Principals, substantially in the form of Exhibit C attached hereto.

                  "Encumbrances" shall mean any mortgage, claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other similar right.

                  "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of Hazardous Materials, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, and to the transportation, release or any other use of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. ("RCRA"), the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq. ("TSCA"), the Occupational, Safety and Health Act, 29 U.S.C. ss. 651, et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et. seq. the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251, et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1802 et seq. ("HMTA") and the Emergency Planning and Community Right to Know Act, 42 U.S.C. 11001 et seq. ("EPCRA"), and other comparable state laws and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder.

                  "ERISA" shall have the meaning specified in Section 5.13.

                  "Escrow Account" shall have the meaning specified in Section 10.5(b).

                  "Escrow Agent" shall mean First American Title Insurance Company.

                  "Escrow Agreement" shall have the meaning specified in
Section 10.5(b).

                  "Facilities" shall mean all offices, facilities, operations centers, and other real property and related facilities which are owned or leased by the Company.

                  "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery and equipment owned or leased by the Company and located in, at or upon the Facilities.

                  "GAAP" shall mean, as of any date of determination, accounting principles that are (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

                  "Government Authority" shall mean any agency, authority, board, bureau, commission, court, department, office or instrumentality of any nature whatsoever of the United States, any state, any province or any county, city or other political subdivision, or any officer or official thereof acting in an official capacity.

                  "Hansell" shall have the meaning specified in the preamble to this Agreement.

                  "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is regulated as hazardous or toxic under Environmental Laws or the release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term includes: "hazardous substances" as defined in and regulated under CERCLA; "extremely hazardous substances" as defined in and regulated under EPCRA; "hazardous waste" as defined in and regulated under RCRA; "hazardous materials" as defined in and regulated under HMTA; "chemical substances or mixture" as defined in and regulated under TSCA; crude oil, petroleum products or any fraction thereof; radioactive materials including source, by-product or special nuclear materials; asbestos or asbestos-containing materials; and radon.

                  "Glengar Investor" shall have the meaning specified in the preamble to this Agreement.

                  "Initial Principal Amount" shall have the meaning specified in Section 2.2(a).

                  "Investors" shall have the meaning specified in the preamble to this Agreement.

                  "Investors' Purchase Price" shall have the meaning specified in Section 3.3.

                  "Liabilities to be Discharged" shall mean all liabilities, indebtedness and Encumbrances of the Company as of the Closing Date, as set forth on the Closing Balance Sheet, with the exception of Retained Liabilities. The Liabilities to be Discharged shall expressly include, but shall not be limited to, all liabilities described on the Closing Balance Sheet as follows: lines of credit, current portion of notes payable, current portion of capital lease obligations, notes payable, capital lease obligations and loans payable-stockholders, each of the foregoing to be determined on a basis consistent with the Projected Balance Sheet.

                  "Lucci" shall have the meaning specified in the preamble to this Agreement.

                  "Management Agreement" shall have the meaning specified in
Section 2.4(c).

                  "Material Adverse Effect" shall mean a material adverse effect on the financial condition, results of operations, business, properties or prospects of the Company.

                  "Options" shall mean all options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which a company is or may be bound, requiring the issuance or sale of shares of any capital stock or other equity securities of such company or securities or rights convertible into or exchangeable for such shares or other equity or debt securities.

                  "Permitted Distribution" shall mean (a) for the period from October 1, 1995 through December 31, 1995, base salaries to Hansell and Lucci in the aggregate amount of $33,333 dollars per month plus shareholders bonuses in the aggregate amount of $28,233 per month; (b) for the period from January 1, 1996 through the Closing Date, base salaries to Hansell and Lucci in the aggregate amount of $33,333 per month, pro rated for partial months; (c) the Tax Distribution; and (d) payments of principal and/or interest on the existing loans payable by the Company to the Principals.

                  "Permitted Exceptions" shall mean (i) any and all federal, state, local, foreign and other real estate, property, ad valorem, transfer, license, excise or other taxes, fees, general and special assessments or charges of any kind which are a lien not yet due and payable, (ii) Encumbrances, including, without limitation, encroachments, building or use restrictions, exceptions, reservations or other limitations, which do not in any material respect interfere with or impair the present and continued use of any one or more of the Facilities in the usual and normal conduct of the business of the Company, (iii) Encumbrances, including, without limitation, encroachments, building or use restrictions, exceptions, reservations or other limitations, which do not materially detract from the value of the property or assets subject thereto, and (iv) Encumbrances securing any indebtedness, obligation or liability disclosed on the Balance Sheet.

                  "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a Government Authority, and shall include any successor (by merger or otherwise) of such Person.

                  "Preferred Stock" shall have the meaning specified in Section 2.1(a).

                  "Preliminary Closing Balance Sheet" shall have the meaning specified in Section 5.5.

                  "Principals' Note" shall have the meaning specified in
Section 2.2(a).

                  "Projected Balance Sheet" shall mean the proforma balance sheet, dated as of April 30, 1996, prepared by the Company and provided to the Investor on or about January 16, 1996, a copy of which is attached hereto as Exhibit D.

                  "Recapitalization Loan" shall have the meaning specified in
Section 2.3.

                  "Redemption" shall have the meaning specified in Section
2.2(a).

                  "Redemption Price" shall have the meaning specified in
Section 2.2(a).

                  "Redemption Shares" shall have the meaning specified in
Section 2.2(a).

                  "Representatives" shall mean, with respect to any Person, the directors, officers, employees, agents or representatives of such Person.

                  "Retained Liabilities" shall mean all liabilities classified on the Closing Balance Sheet as follows: accounts payable, accrued expenses (excluding any accruals for shareholder bonuses), accrued and withheld payroll taxes and deferred income taxes (other than the Transition Tax), each of the foregoing classifications to be determined on a basis consistent with the Projected Balance Sheet.

                  "Securities" shall have the meaning specified in Section 3.3.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, as applicable.

                  "Series A Preferred Stock" shall have the meaning specified in Section 2.1(a).

                  "Series B Preferred Stock" shall have the meaning specified in Section 2.1(a).

                  "Shareholders' Agreement" shall have the meaning specified in
Section 2.4(a).

                  "Stock Split" shall have the meaning specified in Section 2.1(a).

                  "Target Capital Expenditures" shall mean the sum of $1,586,000.

                  "Target Working Capital" shall mean the sum of $3,905,684.

                  "Tax Distribution" shall mean an amount calculated to provide for the federal and state income tax obligations of the Principals arising from including in the personal federal and state income tax returns of the Principals the items of income, gain, loss, deduction and credit of the Company from its operations as an "S corporation" under the Code and comparable state provisions at the agreed upon effective tax rate of 41.5%, for the short taxable year commencing with October 1, 1995 and ending on the day before the Closing Date.

                  "Taxes" shall have the meaning specified in Section 5.18.

                  "Transition Bonus Compensation" shall mean bonuses payable to employees of the Company other than the Principals, in an aggregate amount up to $100,000, to be disbursed at such times, in such amounts and to such employees as may be jointly approved by the Principals and AP Investor, based upon the achievement of agreed upon financial performance targets.

                  "Transition Tax" shall mean all federal and state income tax obligations of the Company arising from a change in accounting methods of the Company required by Section 448 of the Code from the cash receipts and disbursements method to the accrual method as of the Closing Date.

                           1.2      Rules of Construction.

                           (a) As used in this Agreement, the singular shall be
deemed to refer to the plural, the masculine gender shall be deemed to refer to the feminine and neuter genders, and vice versa, as the context requires.

                           (b) Unless otherwise expressly stated herein, each
reference to any party in this Agreement shall include such party's permitted successors and assigns.

                           (c) The table of contents and headings of the
various Sections of this Agreement are for convenience of reference only and shall not modify, define or limit any of the terms or provisions.

                    2.       Recapitalization of the Company

                           2.1 Authorization of Capital Stock; Stock Split;
Distribution of Accounts Receivable.

                                   (a) Before the execution of this Agreement,
the Company has authorized, subject to the completion of the Closing, the following transactions:

                                   (i) the issuance of up to 20,000,000 shares
of Common Stock divided into two classes (the "Common Stock") consisting of 10,000,000 authorized shares of Class A Voting Common Stock (the "Class A Common Stock") and 10,000,000 authorized shares of Class B Non-Voting Common Stock (the "Class B Common Stock");

                                   (ii) the conversion of each share of Common
Stock of the Company outstanding immediately prior to the date of this Agreement into 10,000 shares of Class A Common Stock (the "Stock Split"); and

                                   (iii) the issuance of up to 10,000,000
shares of Preferred Stock of the Company, par value $1.00 per share (the "Preferred Stock"), of which 7,500,000 shares shall be issuable in two series consisting of 1,000,000 shares of Series A Preferred Stock (the "Series A Preferred Stock") and 6,500,000 shares of Series B Preferred Stock (the "Series B Preferred Stock").

                                   (b) At or before Closing, the Company shall:
(i) consummate the recapitalization transactions described in the previous subsection 2.1(a) by filing with the Secretary of State of the Commonwealth of Pennsylvania Articles of Amendment to the Company's Articles of Incorporation, in the form attached hereto as Exhibit E (the "Amendment"), and (ii) adopt by-laws in substantially the form attached hereto as Exhibit F (the "Amended and Restated By-Laws").

                                   (c) Prior to the date hereof, pursuant to
the Assignment and Collection Agreement, the Company has distributed to the Principals, in equal shares, those accounts receivable of the Company as are set forth in said Assignment and Collection Agreement. After Closing, all sums received, by the Company on account of such accounts receivable so distributed shall be promptly remitted to the Principals in accordance with the Assignment and Collection Agreement, subject to the Company's right to pay to the Investors or to the Company, out of such receipts any sums payable by the Principals to the Investors or to the Company pursuant to Section 10 below.

                           2.2      Partial Redemption of the Principals.

                                   (a) As a result of the Stock Split, each of
the Principals will hold 5,000,000 shares of Class A Common Stock. At Closing, subject to the terms and conditions of this Agreement, the Company will redeem an aggregate of 8,500,000 shares of Class A Common Stock held by the Principals (the "Redemption Shares") immediately after the effectiveness of the Stock Split (the "Redemption") and will pay the Principals an aggregate redemption price (the "Redemption Price") equal to the sum of:

                                      (i) $23,500,000 (the "Base Cash
Redemption Price"), subject to adjustment pursuant to Section 2.2(b)(i) below, by wire transfer of funds to an account or accounts designated by the Principals;

                                      (ii) 1,000,000 shares of Series A
Preferred Stock; and

                                      (iii) $3,000,000 in principal amount (the
"Initial Principal Amount") of the 6% junior subordinated promissory note of the Company in the form set forth as Exhibit G hereto (the "Principals' Note"), subject to increase pursuant to Section 2.2(b)(ii) below.

                                   (b) Adjustments to Redemption Price. The
Redemption Price shall be subject to adjustment as follows:

                                      (i) Adjustments to Base Cash Redemption
Price. The Base Cash Redemption Price shall be adjusted as follows, with the adjustments in paragraphs (A), (B) and (C) below being governed by the procedures set forth in Section 2.2(c) below:

                                        (A) The Base Cash Redemption Price
shall be decreased, on a dollar-for-dollar basis, by the amount of the Liabilities to be Discharged.

                                        (B) The Base Cash Redemption Price
shall be increased or decreased, by the amount by which the Actual Working Capital is, respectively, greater than or less than the Target Working Capital.

                                        (C) The Base Cash Redemption Price
shall be increased or decreased, by the amount by which the Actual Capital Expenditures are, respectively, greater than or less than the Target Capital Expenditures.

                                        (D) The Base Cash Redemption Price
shall be decreased, on a dollar-for-dollar basis, in an amount equal to the face amount of all receivables distributed to the Principals pursuant to
Section 2.1(c) above.

The Base Cash Redemption Price, as adjusted pursuant to paragraphs (A) through
(D) above, is referred to in this Agreement as the "Cash Redemption Price".

                                      (ii) Increase in Principal Amount of the
Principals' Note. The Principals' Note shall provide that the Initial Principal Amount of the Note shall be increased by the additional principal sum of $1,000,000, if and only if the Adjusted Stub Period Earnings are greater than
(A) $4,000,000, divided by (B) 274, and multiplied by (C) the number of days from and including the day after the Closing Date through and including September 30, 1996. The increase in principal sum of the Principals' Note, if applicable as aforesaid, shall occur upon the date on which the independent auditors of the Company have completed their review and audit of the financial condition of the Company for the period ending September 30, 1996 and have issued their final audit report with respect thereto, subject to the dispute provisions of the following sentence. If the Principals or their independent auditors dispute the determination of the Adjusted Stub Period Earnings as reported by the Company's auditors, they shall notify AP Investor and the Company's auditors within ten (10) days after receipt of the audit report. The parties and their respective auditors shall promptly meet in a good faith, diligent effort to resolve the dispute. If they are unable to resolve such dispute within ten (10) days after notice of the dispute from the Principals, the matter shall be referred to one of the following accounting firms mutually designated by the auditors of the Company and the accountants of the
Principals: Coopers & Lybrand; Ernst & Young; Price Waterhouse; or KPMG Peat Marwick. The decision of such third accounting firm shall be binding and conclusive. If, after final determination of the Adjusted Stub Period Earnings as aforesaid, the condition set forth in the first sentence of this subparagraph (ii) shall have been satisfied, the increase in the principal amount of the Principals' Note shall occur automatically and shall be effective retroactive to the Closing Date, without any further act or instrument of the Company; provided, however, that the Investors shall cause the Company to acknowledge such increase, by endorsement to the Principals' Note or other appropriate written instrument.

                                      (c) Procedures for Determining Closing
Adjustments. The parties acknowledge that the financial statements of the Company as of and for the period ending on the Closing Date, which are to be utilized for the Closing adjustments hereunder, will not yet be available on the Closing Date. Accordingly, at Closing the parties shall make preliminary adjustments based on the Preliminary Closing Balance Sheet. At Closing, the adjustments set forth in paragraphs (A), (B) and (C) of Section 2.2(b)(i) above shall be made pursuant to the Preliminary Closing Balance Sheet, subject to later reconciliation as set forth below. Within sixty (60) days after Closing, the parties shall cause Asher & Company, Ltd. to prepare and deliver to the parties the balance sheet of the Company as of and for the period ending on the Closing Date, prepared in accordance with GAAP and on a basis consistent with the Projected Balance Sheet, and prepared as though the Company were still an "S corporation" as of the Closing Date. Any of the Principals or the Investors who disputes such balance sheet shall so notify the other parties within ten (10) days of receipt thereof. The parties and their respective auditors shall promptly meet in a diligent, good faith effort to resolve such dispute. If they are unable to resolve such dispute within ten (10) days of the delivery of notice in accordance with the previous sentence, the matter shall be referred to one of the following accounting firms mutually designated by the accountants of the Principals and the auditors of the Company: Coopers & Lybrand; Ernst & Young; Price Waterhouse; or KPMG Peat Marwick. The decision of such third accounting firm shall be binding and conclusive. The balance sheet so established is referred to herein as the "Closing Balance Sheet." Upon the establishment of the Closing Balance Sheet, the closing adjustments to the Cash Redemption Price shall be finally reconciled and an appropriate payment shall be made by the Principals to the Company or by the Company to the Principals, as may be appropriate.

                            2.3 Refinancing of Company Debt. At Closing, the
Company will obtain a loan or loans from one or more banks or other financial institutions, on terms and conditions mutually acceptable to the Principals and the Investors (the "Recapitalization Loan"). At or promptly after Closing, the Company will use the proceeds of the Recapitalization Loans and of the Investors' Purchase Price, to the extent necessary, to satisfy in full all Liabilities to be Discharged.

                            2.4 Other Transactions to Occur At the Closing:

                                      (a) At Closing, the Investors and the
Principals, as all holders of Capital Stock of the Company, shall mutually execute and deliver a Shareholders' Agreement (the "Shareholders' Agreement"), substantially in the form attached hereto as Exhibit H.

                                      (b) At Closing, the Company and each of
the Principals shall mutually execute and deliver the Employment Agreements, substantially in the form attached hereto as Exhibit C.

                                      (c) At Closing, the Company and AP
Investor shall mutually execute and deliver the Management Agreement substantially in the form attached hereto as Exhibit I (the "Management Agreement").

                  3. Purchase of Stock by the Investors.

                            3.1 Authorization of Stock. The Company has
authorized, subject to the consummation of Closing hereunder, the issuance of the Series B Preferred Stock to be redeemable at the option of holders of the Series B Preferred Stock under certain conditions, and otherwise have the designations, preferences, limitations, and rights, all as provided for in the Amendment.

                            3.2 Sale of Stock to the Investors.

                            (a) At Closing, subject to the terms and conditions
of this Agreement, the Company shall issue and sell to AP Investor, and AP Investor shall purchase from the Company:

                                      (i) 6,226,316 shares of Series B
Preferred Stock, for an aggregate purchase price of $6,226,316 (the "AP Preferred Stock Purchase Price");

                                      (ii) 1,594,112 shares of Class A Common
Stock for an aggregate purchase price of $1,594,112 (the "AP Class A Common Stock Purchase Price"); and

                                      (iii) 1,279,573 shares of Class B Common
Stock for an aggregate purchase price of $1,279,573 (the "AP Class B Common Stock Purchase Price").

                            (b) At Closing, subject to the terms and conditions
of this Agreement, the Company shall issue and sell to Glengar Investor, and Glengar Investor shall purchase from the Company:

                                      (i) 273,684 shares of Series B Preferred
Stock, for an aggregate purchase price of $273,684 (the "Glengar Preferred Stock Purchase Price"); and

                                      (ii) 126,315 shares of Class A Common
Stock, for an aggregate purchase price of $126,315 (the "Glengar Common Stock Purchase Price").

                            3.3 Certain Terms. The AP Class A Common Stock
Purchase Price, the AP Class B Common Stock Purchase Price and the AP Preferred Stock Purchase Price are referred to collectively herein as the "AP Investor's Purchase Price". The Glengar Preferred Stock Purchase Price and the Glengar Common Stock Purchase Price are referred to collectively herein as the Glengar Investor Purchase Price. The AP Investor's Purchase Price and the Glengar Investor's Purchase Price are referred to collectively herein as the Investors' Purchase Price. The Preferred Stock and the Common Stock issuable to the Investors hereunder shall hereinafter collectively be referred to as the "Securities."

                  4. Closing Date; Conditions to Closing; Deliveries.

                            4.1 The Closing. The closing of the transactions
described in this Agreement shall be held on May 24, 1996, at the offices of Wolf, Block, Schorr and Solis-Cohen, 15th and Chestnut Streets, Philadelphia, PA 19102 (the "Closing"), subject to fulfillment of all of the conditions to the Closing set forth in this Agreement, or at such time and place as the Principals and the Investors may agree. (The date of the Closing is hereinafter referred to as the "Closing Date.")

                            4.2 Conditions to the Investor's Obligations. The
Investors' obligations to consummate the Closing shall be subject to the fulfillment on or before the Closing Date of the following conditions, any of which may be waived by both of the Investors in writing:

                                      (a) The representations and warranties
made by the Principals in this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                                      (b) The Company and the Principals shall
have performed all obligations and conditions herein required to be performed or observed by it and them on or prior to the Closing Date.

                                      (c) The Company shall have obtained, and
the Company and the Principals hereby agree to exercise diligent, good faith efforts to obtain, all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement, including (if necessary) the consent (or other appropriate comfort acceptable to the parties) of the holders of all notes payable of the Company and lessors of equipment to the Company to permit the prepayment of all such notes and lease obligations on or about the Closing Date without penalty or premium.

                                      (d) The Amendment shall have been filed
with the proper offices of the Secretary of the Commonwealth of the Commonwealth of Pennsylvania.

                                      (e) Pursuant to the Shareholders'
Agreement, the Principals shall have voted their shares of Class A Common Stock in favor of two nominees to the Company's Board of Directors identified by AP Investor and one nominee to the Company's Board of Directors identified by Glengar Investor and such nominees shall have been elected as directors of the Company.

                                      (f) Each of the Investors shall have
completed all investigations of the Company's business that such Investor deems necessary pursuant to Section 9 of this Agreement, including, but not limited to, discussions with the Company's customers, and each Investor shall be satisfied with the results of such investigations.

                                      (g) Closing and funding shall have
occurred under the Recapitalization Loan on terms and conditions acceptable to each Investor in its sole discretion.

                                      (h) No event or circumstance shall exist
or have occurred between the date of this Agreement and the scheduled date for Closing which cause or is reasonably likely to cause a Material Adverse Effect on the Company or a material adverse change in capital markets in the United States of America that has a material adverse effect on the investment decision of the Investors.

                                      (i) The Company shall have obtained
"key-person" life insurance on the lives of Hansell and Lucci, each in the amount of five million dollars ($5,000,000) and on terms reasonably acceptable to the Investor.

                                      (j) The Principals shall have repaid in
full all indebtedness of the Principals to the Company together with any accrued interest thereon, or alternatively all such indebtedness shall have been netted against any loans payable by the Company to the Principals.

                                      (k) None of the parties hereto shall be
subject to any order or injunction of a Government Authority of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                            4.3 Conditions to the Principals' Obligations. The
obligation of the Principals to consummate Closing shall be subject to the fulfillment on or before the Closing Date of the following conditions, any of which may be waived in writing by the Principals:

                                      (a) The representations and warranties
made by the Investors in this Agreement shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

                                      (b) The Investors shall have performed
all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                                      (c) The Company shall have obtained, and
the Company and the Principals hereby agree to exercise diligent, good faith efforts to obtain, all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement, including (if necessary) the consent (or other appropriate comfort acceptable to the parties) of the holders of all notes payable of the Company and the lessors of equipment to the Company to permit the prepayment of all such notes and lease obligations on or about the Closing Date without penalty or premium.

                                      (d) Pursuant to the Shareholders'
Agreement, each of the Investors shall have voted its shares of Class A Common Stock in favor of Hansell and Lucci as nominees to the Company's board of directors, and such nominees shall have been elected as directors of the Company.

                                      (e) None of the parties hereto shall be
subject to any order or injunction of a Government Authority of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                                      (f) If a closing and funding occurs with
respect to the Recapitalization Loan, the terms of such closing and funding shall be on terms and conditions acceptable to the Principals.

                            4.4 Deliveries of the Company at Closing.

                                      (a) The Company shall make the following
deliveries to the Principals at Closing:

                                        (i) the Principals' Note in the amount
of the Initial Principal Amount;

                                        (ii) a certified check or one or more
wire transfers in the amount of the Cash Redemption Price, reduced by the escrow amounts required hereunder which amounts shall be paid to Escrow Agent;

                                        (iii) a duly executed stock certificate
registered in the name of Hansell for 750,000 shares of Class A Common Stock;

                                        (iv) a duly executed stock certificate
registered in the name of Lucci for 750,000 shares of Class A Common Stock;

                                        (v) a duly executed stock certificate
registered in the name of Hansell for 500,000 shares of Series A Preferred
Stock;

                                        (vi) a duly executed stock certificate
registered in the name of Lucci for 500,000 shares of Series A Preferred Stock; and

                                        (vii) the Employment Agreements,
executed by the Company.

                                      (b) The Company shall make the following
deliveries to the Investors at Closing:

                                        (i) a duly executed stock certificate
registered in the name of AP Investor, representing 6,226,316 shares of Series B Preferred Stock;

                                        (ii) a duly executed stock certificate
registered in the name of Glengar Investor, representing 273,684 shares of Series B Preferred Stock;

                                        (iii) a duly executed stock certificate
registered in the name of AP Investor, representing 1,594,112 shares of Class A Common Stock;

                                        (iv) a duly executed stock certificate
registered in the name of Glengar Investor, representing 126,315 shares of Class A Common Stock;

                                        (v) a duly executed stock certificate
registered in the name of AP Investor, representing 1,279,573 shares of Class B Common Stock;

                                        (vi) A date-stamped copy of the
Amendment, as filed with the Secretary of State of the Commonwealth of Pennsylvania;

                                        (vii) Copies of resolutions adopted by
the Board of Directors and the shareholders of the Company authorizing and approving this Agreement, the Stock Split, the Redemption, the Amendment, the issuance of the Securities and the consummation of all other transactions contemplated hereby, certified by the Secretary of the Company;

                                        (viii) Copies of the Company's Articles
of Incorporation (including the Amendment) and By-laws (as amended pursuant to this Agreement) as then in effect, certified by the Secretary of the Company;

                                        (ix) The Management Agreement, executed
by the Company; (x A subsistence certificate for the Company issued by the Secretary of State of the Commonwealth of Pennsylvania, dated within fifteen
(15) days prior to the Closing Date;

                                        (xi) An opinion letter, from Eckell
Sparks Levy Auerbach Monte & Emper, a Professional Corporation, counsel to the Company and the Principals, addressed to the Company and the Investors, dated the Closing Date, substantially in the form of Exhibit J attached hereto; and

                                        (xii) A certificate of incumbency
signed by the Secretary of the Company, certifying the names, titles and signatures of the Company's officers and directors.

                                      (c) The Company shall pay the reasonable
fees and expenses of the Investors' legal, accounting and other professional advisors related to this transaction (or have made provisions satisfactory to the Investors for the payment of such expenses), in the amount indicated on bills presented to the Company at or within a reasonable time after Closing, and shall pay to AP Investor an investment banking/advisory fee of $250,000 with respect to the Recapitalization Loan.

                                      (d) The Company shall pay the reasonable
fees and the expenses of the Principals' legal, accounting and other professional advisors related to this transaction (or have made provisions satisfactory to the Principals for the payment of such expenses), in the amount indicated on bills presented to the Company at or within a reasonable time after Closing.

                            4.5 Deliveries of the Principals at Closing.

                                      (a) The Principals shall make the
following deliveries to the Company at Closing:

                                        (i) Certificate No. 1 representing an
aggregate of 5,000,000 shares of Class A Common Stock (giving effect to the Stock Split) owned by Hansell, duly endorsed for transfer or with stock powers attached duly executed in blank; and

                                        (ii) Certificate No. 2 representing an
aggregate of 5,000,000 shares of Class A Common Stock (giving effect to the Stock Split) owned by Lucci, duly endorsed for transfer or with stock powers attached duly executed in blank.

                                      (b) The Principals shall make the
following deliveries to the Investors and the Company at Closing:

                                        (i) A certificate, executed by the
Principals, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 4.2(a), 4.2(b), 4.2(c) and 4.2(e) hereof.

                                        (ii) The Employment Agreements,
executed by the Principals.

                                        (iii The Shareholders' Agreement,
executed by each of the Principals.

                                        (iv) A Non-Foreign Affidavit pursuant
to the Foreign Investment in Real Property Tax Act, in customary form.

                            4.6 Deliveries of the Investors at Closing. At
Closing, the Investors shall: (a) pay the Investors' Purchase Price, by wire transfer to an account designated by the Company, (b) deliver the Shareholders' Agreement, duly executed by the Investors, and the Management Agreement, duly executed by AP Investor, (c) deliver a certified resolution of the Board of Directors of AP Investor dated the Closing Date certifying the fulfillment of the conditions specified in Sections 4.3(a) and 4.3(b) above, and (d) deliver an opinion letter from Wolf, Block, Schorr and Solis-Cohen, counsel to AP Investor, addressed to the Company and the Principals, substantially in the form of Exhibit K attached hereto.

                  5. Representations, Warranties and Agreements of the Principals as to the Company. As material inducement to the Investors to enter into this Agreement and consummate the purchase of the Securities hereunder, the Principals, jointly and severally, make the following representations, warranties and covenants to the Investors:

                            5.1 Corporate Status; Outstanding Stock. The
Company is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania, has the power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business as a foreign corporation in the jurisdictions specified on Schedule 5.1, which constitute all the jurisdictions in which such qualification is required, or in which the failure to qualify would have a Material Adverse Effect on the ability of the Company to do business in such jurisdiction or would result in the Company being liable for material fines or penalties. As of the date of this Agreement, the Company has an authorized capital consisting of 1,000 shares of Common Stock, no par value; and no other shares of any class or series of capital stock in the Company are outstanding or authorized. Upon the effectiveness of the Amendment, the Company will have an authorized capital consisting of 20,000,000 shares of Common Stock consisting of 10,000,000 shares each of Class A Common Stock and Class B Common Stock, and 10,000,000 shares of Preferred Stock, consisting of 1,000,000 shares of Series A Preferred Stock, 6,500,000 shares of Series B Preferred Stock and 2,500,000 shares subject to issuance by the Company's Board of Directors in such classes or series containing such preferences, limitations and special rights as the Board of Directors shall determine from time to time. All outstanding shares are, and the Securities when issued in accordance with the terms of this Agreement will be, validly issued, fully paid and non-assessable. There are not issued and outstanding any bonds, debentures, notes or other indebtedness having the right to vote on any matter on which the Company's shareholders may vote ("Voting Debt"). Except for the warrants being issued in connection with the Recapitalization Loan, there are no Options, shareholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of Capital Stock of the Company or any Voting Debt nor are there any commitments to issue or execute any such option. None of the outstanding shares of Capital Stock of the Company has been issued in violation of any preemptive rights of any security holder of the Company. No person has any rights for or relating to the registration of any capital stock of the Company or any successor thereto. The minute books and stock records of the Company are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons whose signatures are required. True, correct and complete copies of the Company's Articles of Incorporation and By-Laws, and all amendments to both (including the Amendment), have been delivered to AP Investor (on behalf of Investors).

                            5.2 Authority; No Conflict; Binding Agreement. The
Company has all requisite corporate power and has taken all necessary and proper corporate action to authorize and approve this Agreement, the Amendment, the Stock Split, the Redemption, the sale to the Investors of the Securities and the other transactions and agreements contemplated hereby. The execution and delivery by the Company of this Agreement and all Ancillary Agreements to be executed by the Company hereunder do not and, assuming the Company obtains the consent of the lenders referred to in Section 4.2(c) of this Agreement, the performance of its obligations under this Agreement and such Ancillary Agreements will not, violate or conflict with either the Articles of Incorporation (including the Amendment) or Amended and Restated By-laws of the Company, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under or conflict with any Company Agreement (as hereinafter defined) or under any agreement, instrument or other document to which the Company is a party or any of its assets are bound or affected or, to the Best Knowledge of the Company and the Principals, without having made any independent inquiry, conflict with or violate any law, regulation, court order, judgment or decree applicable to the Company. This Agreement constitutes, and each of the Ancillary

Agreements when delivered will constitute the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or effecting the rights of creditors generally, and to the limitations imposed by general principles of equity, regardless of whether enforcement is considered in proceedings at law or in equity.

                            5.3 Officers; Directors; Bank Accounts. Schedule
5.3 is a correct and complete list of all directors and officers of the Company, all bank accounts and safe deposit boxes of the Company and all persons authorized to sign checks drawn on such accounts and to have access to such safe deposit boxes.

                            5.4 Subsidiaries and Joint Ventures. The Company
has no subsidiaries and does not own any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity.

                            5.5 Financial Statements. The Balance Sheets of the
Company as of September 30, 1994 and 1995 and the related Statements of Operations, Shareholders' Equity and Cash Flows as of and for the fiscal years ended September 30, 1994 and 1995, and all related schedules and notes to the foregoing, copies of all of which constitute part of Schedule 5.5, were prepared and audited by Asher and Company, Ltd, certified public accountants, in accordance with GAAP, and fairly and accurately present, in all material respects, the financial position of the Company, and the results of the operations and cash flows of the Company for the periods reported upon. Also included as part of Schedule 5.5 is a Balance Sheet as of and for the period ending April 30, 1996 (the "Preliminary Closing Balance Sheet") and the related Statements of Operations and Cash Flows for the period ended April 30, 1996, and all related notes thereto. The Preliminary Closing Balance Sheet and the related Statements of Operations and Cash Flows were prepared by management of the Company in accordance with generally accepted accounting principles and practices consistently applied throughout the period reported upon and with past periods (except that such financial statements do not contain all notes that would be required under GAAP), and fairly and accurately present, in all material respects, the financial position of the Company as of the date of the Preliminary Closing Balance Sheet, and the results of the operations and cash flows of the Company for the period reported upon. Included as part of Schedule
5.5 are true and correct copies of all correspondence sent by all legal counsel to the auditors which prepared such financial statements in response to letters from the Company to such counsel requesting that the auditors be supplied with certain information regarding pending or threatened litigation, unasserted claims and other matters in connection with such financial statements. The Principals shall use their best efforts to obtain, and deliver at Closing, a commitment from Asher and Company, Ltd. to certify the Company's financial statements included in any registration statement filed under the Securities Act in connection any public offering of the Company's capital stock.

                            5.6 Real Estate. The Company owns no real estate
and has no interest in any real estate except that the Company leases, as tenant, the premises described on Schedule 5.6 pursuant to the lease agreements listed on said Schedule. Except as shown on such Schedule, to the Best Knowledge of the Principals, without having made an independent inquiry, all of the Facilities leased by the Company and all heating and air conditioning equipment, plumbing, electrical and other mechanical facilities which are part of, or located in, such Facilities are in operating condition and repair, and do not require any repairs other than normal routine maintenance to maintain them in operating condition and repair.

                            5.7 Personal Property.

                                      (a) Except as shown on Schedule 5.7(a)
and subject to liens of lessors under the equipment leases described in
Schedule 5.11(a) (all of which will be satisfied and released at or prior to Closing pursuant to Section 2.3 hereof): (i) the Company has good, valid and marketable title to all personal property, tangible and intangible, reflected on the Preliminary Closing Balance Sheet, and to all other personal property owned by it, free and clear of Encumbrances, (ii) the Company is the owner of all the personal property now located in or upon the premises occupied by it and of all personal property which it uses in the operation of its business and
(iii) all Fixtures and Equipment, and other tangible personal property of the Company used or useful for the operation of the Company's business as presently conducted or now being contemplated, are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

                                      (b) The corporate name of the Company and
the trade names, trademarks, service marks and assumed names (the "Marks") listed on Schedule 5.7(b) are the only Marks which are used or required to be used by the Company in the operation of its business. No claim has been asserted against the Company involving any conflict or claim of conflict of any of its Marks with the tradenames, trademarks, service marks or corporate names of others, and neither the Principals nor the Company has knowledge of any basis for any such claim of conflict. The Company is the sole and exclusive owner of its Marks and has the sole and exclusive right to use the Marks. The Investors acknowledge that the Company has not registered any such Marks with the U. S. Patent and Trademark Office.

                                      (c) The Company is the registered owner
of no United States and foreign copyrights and patents. To the Best Knowledge of the Company and the Principals, without having made independent inquiry, no process used by the Company or any service sold by the Company infringes upon any patent, patent application, trademark, copyright, trade name or service mark of any other party. Within the past five years, the Company has not done business under and has not been known by any name other than its current corporate name and the names "RMH Telemarketing", "RMH Insurance Agency" (in Utah only), and "RMH Sales and Marketing" (in Idaho only), and has not done business at any address other than the premises identified in the Leases listed on Schedule 5.6 and 300 E. Lancaster Avenue, Wynnewood, PA 19096.

                            5.8 Accounts Receivable. Each of the accounts
receivable of the Company as shown on the Preliminary Closing Balance Sheet constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company and has been acquired in the ordinary course of the Company's business. Each such account receivable is fully collectible on or before the maturity date thereof (or, with respect to accounts receivable without a maturity date, within 180 days after Closing), to the extent of the face value thereof (less the amount of the reserve for doubtful accounts, if any, reflected on the books of the Company with respect to such account). No account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense.

                            5.9 Insurance. The Company maintains insurance
policies bearing the numbers, for the terms, with the companies, in the amounts, and providing the general coverage, set forth on Schedule 5.9. All of such policies are in full force and effect and the Company is not in default of any material provision thereof. The Company has not received notice of the intention of any issuer of any policy to cancel or refusal to renew any policy or to require any material increase in premiums thereunder.

                            5.10 Liabilities. The Company has no liabilities,
whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, direct or indirect, fixed or contingent, or otherwise, except as and to the extent reflected in the Preliminary Closing Balance Sheet or as set forth on Schedule 5.10. The disclosure in any other schedule hereto of any claim, potential claim or other matter shall not affect the generality of the foregoing representation, except to the extent such claim or other matter is set forth on Schedule 5.10 or reserved against in the Preliminary Closing Balance Sheet. Notwithstanding the disclosure thereof in
Schedule 5.10, the Principals represent and warrant that none of the Investor Indemnified Parties shall suffer any Investor Losses, subject to the limitations of Section 10.6 below, arising in any way from any of the following: (a) the claim of Kenneth Mugler described on Schedule 5.12; (b) the claim of Brian Jenkins described on Schedule 5.12; and any liabilities for taxes imposed by localities on the gross receipts or income of the Company's business prior to the closing date as described more fully in item 8 on
Schedule 5.10.

                            5.11 Contracts, Leases, Agreements and Other
Commitments.

                                      (a) With the exception of agreements
involving a maximum possible liability or obligation on the part of the Company of less than $10,000 each and less than $100,000 in the aggregate, the Company is not a party to or bound by any written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment, including but not limited to any contract or agreement for the purchase or sale of merchandise or for the rendition of services, except for the following (which are hereinafter collectively called the "Company Agreements"):

                                        (i) The leases set forth on Schedule
5.6 and the employment agreements set forth on Schedule 5.12(a); and

                                        (ii) The agreements listed on Schedule
5.11(a).

                                      (b) True, correct and complete copies of
all of the Company Agreements (including all amendments, modifications and supplements thereto) have been delivered to AP Investor (on behalf of both Investors) (with the exception of confidentiality agreements and similar agreements with employees, as referenced in Item 1 of Schedule 5.12(a)). All of the Company Agreements are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms, subject to bankruptcy and other laws of general application affecting the rights of creditors and to general equitable principles. The Company has not assigned, pledged, mortgaged or hypothecated any of its rights under the Company Agreements or waived or released any material rights thereunder. Except as shown on Schedule 5.11(b): (i) the Company and all other parties to all of the Company Agreements have performed all material obligations required to be performed to date under such agreements and neither the Company nor any such other party is in material default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder, and (ii) the consummation of this Agreement and the transactions contemplated hereby will not result in any default on the part of the Company or an impairment or termination of any of the Company's rights under any Company Agreement.

                                      (c) Schedule 5.11(c) contains a complete
and correct listing of all outstanding written and oral proposals, bids, offers or guaranties made by the Company, which, if accepted, would or could impose any debts, obligations or liabilities upon the Company, and all unexpired warranties or guarantees relating to the Company's services.

                            5.12 Employment Matters. Except as set forth on
Schedule 5.12, (i) there is no labor strike, dispute, slow down or stoppage pending or, to the knowledge of the Company or the Principals, threatened against or affecting the Company or its business, (ii) none of the Company's employees are represented by a union and no union organizational activity exists respecting the Company's employees and (iii) no collective bargaining agreement exists or is under negotiation which is or would be binding on the Company nor has the Company been a party to any collective bargaining agreement. The Company's payroll and other employee records are maintained in accordance with applicable law. No Government Authority or other Person has asserted or threatened to assert any deficiency, violation or Action related to employment matters including but not limited to wage payment, wage/hour, overtime compensation, employee benefits, leave, occupational safety and health, discrimination, retaliation, labor relations, whistleblower or other laws and regulations, or any common law claims including, but not limited to, breach of contract, estoppel, fraud, misrepresentation, wrongful discharge, invasion of privacy, discharge in violation of public policy, breach of implied covenant of good faith and fair dealing or defamation, and to the Best Knowledge of the Company and the Principals, no audit or investigation by any Government Authority with respect to any such matters is threatened or pending. Without limiting the generality of Paragraph 5.11 hereof, the Company is not a party to any employment agreement, consulting agreement or confidentiality agreement, except as shown on Schedule 5.12(a). All employees of the Company are listed on Schedule 5.12(b), which also shows for each employee his or her starting date, salary and other compensation, date of last income adjustment, accrued vacation pay or compensation in lieu of vacation, and accrued sick pay. There is no employee of the Company whose employment is not terminable at will, except as shown in Schedule 5.12(a). There are no handbooks, policies or procedures relating to employment, compensation or benefits except as described on Schedule 5.12(c).

                            5.13 Employee Benefit Plans.

                                      (a) Definitions.

                                        "Code" means the Internal Revenue Code
of 1986 (or any successor statute), as amended from time to time.

                                        "ERISA Affiliate" means all persons
which are treated as being under common control or as a single employer with the Company or any of its subsidiaries under Section 414(b), (c), (m) or (o) of the Code.

                                        "ERISA" means the Employee Retirement
Income Security Act of 1974 (or any successor statute), as amended from time to time.

                                        "Multiemployer Plan" means a
multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any ERISA Affiliate makes, is obligated to make, or has made or been obligated to make contributions.

                                        "Pension Plan" means a pension plan (as
defined in Section 3(2) of ERISA) which the Company or any of its subsidiaries sponsors, maintains, or makes or is obligated to make contributions.

                                        "Plan" means any employee benefit plan
(as defined in Section 3(3) of ERISA), severance, bonus or other incentive compensation, vacation, change of control, stock option, stock appreciation right, service award, company car, club membership, relocation, educational assistance, patent award, employee loan, employment or consultancy policy, practice or arrangement as to which the Company, or any of its subsidiaries sponsors, maintains or makes or is obligated to make contributions or payments.

                                        "412 Plan" means a pension plan (as
defined in Section 3(2) of ERISA) which the Company, or its subsidiaries, or any ERISA Affiliate sponsors or maintains, and is covered under Section 412 of the Code.

                                        "Reportable Event" means any of the
events described in Section 4043(b)(1)-(6), (8) or (9) of ERISA.

                                        "Unfunded Pension Liability" means, as
of any determination date, the amount, if any, by which the present value of all accrued benefits under a Plan subject to Title IV of ERISA exceeds the fair market value of all assets of such plan, all determined using the actuarial assumptions that would be used by the Pension Benefit Guaranty Corporation in the event of a termination of the plan on such determination date.

                                        "Withdrawal Liabilities" means the
amount of liability determined or which may be determined pursuant to Section 4201 of ERISA with respect to a Multiemployer Plan.

                                    (b)  Representations and Warranties.

                                        (i) Schedule 5.13 separately lists all
Plans, 412 Plans, Multiemployer Plans and separately identifies all Plans providing retiree benefits.

                                        (ii) Neither the Company nor any ERISA
Affiliate has ever maintained, contributed to or sponsored, or does now maintain, contribute to or sponsor, any Plans that are Section 412 Plans, Multiemployer Plans or that are Plans covered by Title IV of ERISA in accordance with Section 4021 of ERISA.

                                        (iii) True and complete copies of the
following documents with respect to any Plan (as applicable) have been delivered to AP Investor (on behalf of both Investors) (1) most recent plan document and trust agreement (including any amendments thereto and prior plan documents, if amended within the last two years); (2) the two most recent Form 5500 and schedules thereto; (3) the most recent Internal Revenue Service ("IRS") determination letter; (4) all of the summary plan descriptions; (5) a written description of each material non-written Plan, if any; and (6) each written communication to employees intended to describe a Plan or any benefit provided by a Plan. All IRS form 5500's required for any Plan have been timely filed. Other than under the terms of the Plans themselves and the requirement of applicable law, each Plan can be terminated at any time without penalty or the incurrence of any material liability.

                                        (iv) Each Plan is and has been
maintained in compliance in all material respects with applicable law, including but not limited to ERISA and the Code and with any applicable collective bargaining agreements or other contractual obligations.

                                        (v) Each Plan intended to be tax
qualified under Section 401(a) of the Code has been determined by the IRS to so qualify or a request for such a determination has been filed, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code or a request for such a determination has been filed, and to the Best Knowledge of the Company and the Principals, nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                                        (vi) Schedule 5.13 sets forth the
present value of the liability of each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) that provides benefits or coverage extending beyond a participant's termination of employment with the Company and its subsidiaries, excluding the liability for those benefits required by Section 4980B of the Code or those which are provided at the sole expense of the participant or the beneficiary of the participant. The Company, its subsidiaries and each ERISA Affiliate have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

                                        (vii) There are no pending or, to the
best knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the ordinary course, asserted or instituted against any Plan or its assets, or against any fiduciary with respect to any Plan or Pension Plan for which the Company or its subsidiaries may be directly or indirectly liable, through indemnification obligations or otherwise.

                                        (viii) Neither the Company, nor any of
its subsidiaries has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan.

                                        (ix) Except as disclosed on Schedule
4.13, during the last two years there have been no amendments to any Plan, nor has any Plan been established, which resulted in a material increase in the accrued or promised benefits of any employee of the Company or its subsidiaries.

                                        (x) Neither the Company, nor its
subsidiaries sponsors, maintains or has obligations, direct, contingent or otherwise, with respect to any Plan that is subject to the laws of any country other than the United States.

                                        (xi) None of the ERISA Affiliates
maintains an employee stock ownership plan or other plan holding securities of the Company or any of its subsidiaries.

                            5.14 Litigation. Except for the matters set forth
on Schedule 5.14, the Company is not a party to or, to the Company's knowledge, threatened with any Action, there is no judgment, decree, award or order outstanding against the Company, and the Company is not contemplating the institution of any Action.

                            5.15 Environmental Matters.

                                      (a) To the Best Knowledge of the
Principals and the Company, without having made an independent inquiry, each of the Facilities and all activities thereon or relating thereto are in compliance with all Environmental Laws.

                                      (b) To the Best Knowledge of the
Principals and the Company, without having made an independent inquiry, no Contamination is present in, on or under any of the Facilities. "Contamination" shall mean the presence of Hazardous Substances which may require remediation under any Environmental Statute.

                                      (c) To the Best Knowledge of the
Principals and the Company, without having made an independent inquiry, none of the following is present at any of the Facilities: (A) polychlorinated biphenyls ("PCBs") or substances containing PCBs; (B) asbestos or materials containing asbestos; (C) radon at levels deemed unacceptable by the U.S. Environmental Protection Agency; (d) urea formaldehyde foam insulation; or (e) storage tanks.

                                      (d) The Company has not received
notification from any governmental authority, agency or third party, and neither the Company or the Principals has any knowledge of, any violation, either existing or future due to lapse of time or failure to take curative action, by the Company of, or any liability of or any condition that could give rise to any liability of any shareholder of the Company or the Company under any Environmental Law. No civil, criminal or administrative action, claim, or other legal proceeding pursuant to any Environmental Law has been filed against the Company or any of its shareholders, or is anticipated or, to the Company's knowledge, threatened. Neither the Company nor, either of the Principals has entered into any consent order, consent decree, administrative order, judicial order or settlement pursuant to any Environmental Law.

                                      (e) Schedule 5.15 includes a correct and
complete list of all of the registrations by the Company with, licenses from, or permits or other approvals issued by, governmental agencies pursuant to Environmental Statutes (collectively, "Approvals"), copies of which have been provided to Investors. The Approvals listed on Schedule 5.15 are all that are necessary to conduct the business of the Company in compliance with Environmental Laws, are in full force and effect, and all fees payable in connection therewith have been paid.

                                      (f) The Company has provided to AP
Investor (on behalf of both Investors) copies of all of the following, to the extent within the possession, custody or control of the Principals or the
Company:

                                        (i) applications, reports or other
materials submitted to any governmental agency by or on behalf of the Company in compliance with Environmental Laws;

                                        (ii) records or manifests required to
be maintained pursuant to Environmental Laws;

                                        (iii) notices of violation, summonses,
orders, complaints or other documents received by or on behalf of the Company relating to compliance with or liability under Environmental Laws or the discharge, emission or release of any Hazardous Substances at, affecting or in any way relating to the Facilities; and

                                        (iv) records or analyses of any
environmental tests pertaining to the Facilities, including, without limitation, the results of any air, water or soil analyses, tank integrity testing, or radon testing of which the Company knows or has possession.

                                      (g) The Company is not required to obtain
any consent or approval or record any environmental disclosure statement under any Environmental Laws in connection with the transactions contemplated by this Agreement for any of the Facilities.

                                      (h) The Company is not aware of any
injuries or alleged injuries to employees or former employees resulting from exposure to Hazardous Substances in the Company's workplace.

                            5.16 Conflicting Interests. Except as shown on
Schedule 5.16, no director, officer or employee of the Company and no Principal or any relative or any affiliate of any director or officer of the Company or any Principal (a) has any pecuniary interest (other than holding for investment no more than one percent (1%) of the equity securities of a company whose securities are publicly traded on a national securities exchange or in a national network system) in any supplier or customer of the Company or in any other business enterprise with which the Company conducts business or with which the Company is in competition or (b) is indebted to the Company for money borrowed.

                            5.17 Compliance with Law and Regulations. Except as
shown on Schedule 5.17, to the Best Knowledge of the Company and Principals, the Company is in compliance with all requirements of law, federal, state, local and foreign, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, and, without limiting the foregoing, the Company has paid all monies and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its properties and the premises occupied by it. The Company has properly filed all reports and other documents required to be filed with any federal, state, local or foreign government or subdivision or agency thereof. The Company has not received any notice, not heretofore complied with, from any federal, state, municipal or foreign authority or any insurance or inspection body that any of its properties, facilities, equipment, or business procedures or practices, fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public authority or body. All licenses, permits, orders and approvals issued by any governmental body or agency currently in effect and pertaining to the property, assets or business of the Company, other than those otherwise listed on Schedule 5.15, are listed on Schedule 5.17.

                            5.18 Taxes.

                                      (a) For purposes of this Agreement: "Tax"
and "Taxes" shall mean any federal, state (including the District of Columbia), local, foreign (including possessions or territories of the United States) or other tax (whether income, excise, sales or use, ad valorem, franchise, real or personal property, license, transfer, employment, social security or any other kind of tax no matter how denominated), or any assessment, customs duty, levy, impost, withholding, or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto. "Return" and "Returns" shall mean all reports, estimates, information statements (including with respect to back up withholding and payments to third parties) and returns of any nature, including amended versions of any of the foregoing, relating to or required to be filed in connection with any Taxes.

                                      (b) The Company has not been included in
a consolidated federal income tax return filed by a common parent of an affiliated group of corporations under Section 1501 of the Code or a unitary, consolidated or combined state or foreign tax return.

                                      (c) There have been or will be timely
filed all Returns that are required to be filed on or before the Closing Date (giving regard to valid extensions) by the Company. All of such Returns are or will be true, accurate and complete. Schedule 5.18 contains a list of all material Returns required to be filed since January 1, 1993; true and correct copies of such Returns as filed (including any amended Returns) have been provided to AP Investor (on behalf of both Investors). None of such Returns contains (or is required to contain) a disclosure statement under Section 6662(d) of the Code (or any predecessor provision) or any similar provision of state, local or foreign law which is necessary to avoid penalties under Sections 6662(b) or 6662(d) of the Code or similar penalties under state, local or foreign law.

                                      (d) All Taxes for which the Company is or
will be liable (or that are imposed in respect of the Company) and that are due on or before the Closing Date (including without limitation Taxes shown to be due on all Returns filed on or before the Closing Date and any Taxes for which the Company is liable in relation to the transactions contemplated herein) have been paid or will be paid in full and on a timely basis on or before the Closing Date, and all Taxes which are required to be withheld or collected by the Company have been duly withheld and collected and, to the extent required, have been paid to the appropriate governmental authority or properly deposited as required by applicable law, except in cases in which the validity of Taxes is being contested in good faith by appropriate action diligently pursued. The Taxes so being contested as of the date of this Agreement are set forth on
Schedule 5.18. The Company has complied and through the Closing Date will comply with all information reporting and backup withholding requirements including maintenance of required records with respect thereto, in connection with amounts paid to any employee, creditor, independent contractor or other third party. The Preliminary Closing Balance Sheet accurately reflects accruals or reserves for all current and deferred liabilities for Taxes accrued by the Company on or prior to the date of the Preliminary Closing Balance Sheet. Since the date of the Preliminary Closing Balance Sheet, the Company has not incurred or accrued any liability for Taxes other than in connection with transactions in the ordinary course of business, and it has not changed its method of accounting for Taxes or any method of accounting used in calculating Taxes.

                                      (e) The Returns of the Company have never
been audited by a taxing authority and no taxing authority has asserted or threatened to assert any deficiency or assessment, or proposed (formally or informally) any adjustment, for any Taxes against or in respect of the Company, except for the Taxes listed on Schedule 5.18, and neither the Principals nor the Company knows of any audit or investigation by any taxing authority with respect to any Tax liability of the Company except as set forth on Schedule
5.18. In the event the Company or any of the Principals becomes aware of any such asserted or threatened deficiency or assessment, or any investigation or audit, after the date of this Agreement, the Principals will immediately notify the Investors of same.

                                      (f) The Company has not held and does not
hold an interest in any partnership, limited liability company, trust or other entity or arrangement with respect to which items of income, gain, loss deduction or credit are included in the Company's Returns.

                                      (g) None of the Principals nor the
Company has entered into, or will, at any time through the Closing Date, enter into any contract or arrangement with any "disqualified individual" within the meaning of Section 280G(c) of the Code with respect to the Company which may result in the making of any "parachute payment" within the meaning of Section 280G(b)(2) of the Code to any such "disqualified individual."

                                      (h) Schedule 5.18 sets forth the amount,
as of the Balance Sheet Date, of (A) all federal, state or local net operating loss, tax credit or charitable contribution carryovers available to the Company and (B) the adjusted tax basis of the Company's assets, by reasonable category, reflected in the Preliminary Closing Balance Sheet, and includes an explanation of how such items are reflected in the Preliminary Closing Balance Sheet. The Company has provided to the Investors complete and accurate work papers supporting the "deferred taxes" or similar account on the Preliminary Closing Balance Sheet.

                                      (i) Schedule 5.18 sets forth all federal
income tax elections that have been made or will be made by the Company or by the Shareholders of the Company with respect to the Company with respect to any period ending on or prior to the Closing Date that will apply to any subsequent period.

                                      (j) The Company is not a party to nor has
it assumed (A) any "safe harbor" lease described in Section 168(f)(8) of the Internal Revenue Code of 1954; (B) any "corporate acquisition indebtedness" as defined in Section 279(b) of the Code or any obligations described in Section 279(a) of the Code; (C) any agreement with respect to industrial development bonds or similar tax-exempt obligations the tax characteristics of which may be affected by the transactions contemplated by this Agreement; (D) any waiver or agreement extending the statute of limitations with respect to any Tax; (E) any tax sharing or similar agreement; or (F) any power of attorney currently in force with respect to Taxes.

                                      (k) None of the following has been filed
with respect to the Company: (A) a consent described in Section 341(f) of the Code; (B) any deemed or actual elections under Section 338 of the Code; or (C) any request for a ruling or determination by a Tax authority or similar matter.

                                      (l) After Closing, the Company will
provide to the Investors such information as the Investors may reasonably request with respect to (A) the procedures followed for filing state and local sales and use Tax Returns by or on behalf of the Company; (B) the procedures followed for filing real, personal and intangible property Tax Returns by or on behalf of the Company; and (C) the method used by or on behalf of the Company for determining whether a nexus exists in a particular jurisdiction for purposes of income, franchise, sales and use Taxes, including the manner in which the Company solicits and maintains business in each jurisdiction in which it has or does business.

                                      (m) Except as disclosed in Schedule 5.18,
the Company does not have any taxable income or gain that may be reportable for a period ending on or after the Closing

Date and which is attributable to a transaction or event occurring in or a change in accounting method made for a period ending on or prior to the Closing Date.

                                      (n) Each Principal is a United States
person within the meaning of Section 7701(a)(30) of the Code, and each Principal shall deliver at Closing a "Nonforeign Certification" meeting the requirements of Code Section 1445(b)(2).

                                      (o) The Company is currently, has been at
all times since April 1, 1990 and will be until the day prior to the Closing Date, qualified as an "S corporation" under the Code and under comparable laws of states listed on Schedule 5.18. The Company has a valid election under Code
Section 444 in effect and has made the required payments under Code Section 7519. It shall be a condition to Closing that the Investors shall have received an opinion from counsel for the Principals reasonably acceptable to the Investors, in form and substance satisfactory to the Investors, that based on such counsel's review and analysis of all the relevant facts and circumstances, the representations set forth in the first sentence of this paragraph (o) are true and accurate.

                                      (p) The Company is not, and has not been
at any time during the five-year period ending on the Closing Date, a "United States real property holding corporation" as defined in Section 897(c) of the Code and applicable regulations thereunder.

                            5.19 No Payments to Principals or Others. Except
for the Permitted Distribution and as set forth on Schedule 5.19, since the Balance Sheet Date, there has not been any purchase or redemption of any shares of stock of the Company or any transfer, distribution or payment by it, directly or indirectly, of any money or other property or assets to any Principal or to any other person, other than payment of liabilities shown on the Balance Sheet dated as of the Balance Sheet Date and included as part of
Schedule 5.5, payment of compensation for services actually rendered, payments due under the Company Agreements, and payments in the ordinary course of business for goods and services in arm's length transactions.

                            5.20 Actions since Balance Sheet Date. Except as
shown on Schedule 5.20, since the Balance Sheet Date, the Company:

                                      (a) has not taken any action outside of
the ordinary and usual course of business;

                                      (b) has not borrowed any money or become
contingently liable for any obligation or liability of others;

                                      (c) has paid all of its debts and
obligations as they became due;

                                      (d) has not incurred any debt, liability
or obligation of any nature to any party except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business;

                                      (e) has not knowingly waived any right of
substantial value;

                                      (f) has used its best efforts to preserve
its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals; and

                                      (g) has not sold or otherwise issued any
shares of its capital stock.

                            5.21 No Material Adverse Change. Since the Balance
Sheet Date, there has not occurred and there is not threatened any event or circumstance which has resulted in, or may reasonably be expected to result in, a Material Adverse Effect or any material physical damage or loss to any of its properties or assets or to the premises occupied by it (whether or not such damage or loss is covered by insurance).

                            5.22 Statements and Other Documents Not Misleading.
Neither this Agreement, including all Schedules, nor the closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by the Company or the Principals to the Investors in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact or omits or will omit to state any material fact required to be stated in order to make such statement, document or other instrument not misleading. There is no fact known to the Principals which has, or will have, a Material Adverse Effect which has not been set forth in this Agreement, the Schedules or the other documents furnished to the Investors on or prior to the date hereof in connection with the transactions contemplated hereby.

                  6. Additional Representations, Warranties and Covenants of Principals. As material inducement to the Investors to enter into this Agreement and to consummate the transactions provided for herein, each of the Principals jointly and severally makes the following representations, warranties and covenants to the Investors:

                            6.1 Ownership of Capital Stock of the Company. Each
of the Principals owns 500 shares of Common Stock (without giving effect to the Stock Split). The Principals each have good, marketable and unencumbered title to such shares, free and clear of all Encumbrances and Options. No transfer of record ownership of, or beneficial interest in, any of such shares will be made between the date hereof and the Closing Date. Each Principal will vote all of its shares of capital stock of the Company in favor of the Amendment.

                            6.2 Agreement Not in Breach of Other Instruments
Affecting Principal. Each Principal has all requisite power and legal capacity to authorize and approve this Agreement and the other transactions contemplated hereby to he or she is a party. The execution and delivery of this Agreement and all Ancillary Agreements to which one or both of them is to be a party, and consummation of the transactions provided for herein and therein, and the fulfillment of the terms hereof and thereof by each Principal, will not result in the breach of any of the terms and provisions of, or constitute a default under (or an event which with notice or lapse of time or both would become a default), or conflict with, any agreement or other instrument by which either Principal is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

                            6.3 Valid and Binding Agreement. This Agreement
constitutes, and the Ancillary Agreements when delivered will constitute, the valid and binding obligation of each Principal, and each is enforceable against each Principal in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or effecting the rights of creditors generally, and to the limitations imposed by general principles of equity, regardless of whether enforcement is considered in proceedings at law or in equity.

                  7. Representations, Warranties, and Agreements of the
                     Investors.

                            7.1 Representations, Warranties and Agreements of
AP Investor. As material inducement to the Company, Glengar Investor and the Principals to enter into this Agreement and to close hereunder, AP Investor hereby makes the following representations and warranties to the Company, Glengar Investor and the Principals:

                                      (a) Organizational Status and Authority.
AP Investor is a limited partnership duly organized and legally subsisting under the laws of the Commonwealth of Pennsylvania, and has the power to acquire the Securities to be acquired hereunder. The execution, delivery and performance of this Agreement and the other Ancillary Agreements to which it is to be a party have been duly authorized by all necessary action on the part of AP Investor, and this Agreement constitutes the valid and binding obligation of AP Investor, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or effecting the rights of creditors generally, and to the limitations imposed by general principles of equity, regardless of whether enforcement is considered in proceedings at law or in equity.

                                      (b) Agreement Not in Breach of Other
Instruments Affecting Investor; Governmental Consent. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions provided for herein and thereon, and the fulfillment of the terms hereof and thereof by AP Investor (i) will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of AP Investor under, any agreement or other instrument by which AP Investor is bound, or its Limited Partnership Certificate or Agreement, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation and (ii) do not require the consent of any Government Authority.

                            7.2 Representations, Warranties and Agreement of
Glengar Investor. As a material inducement to the Company, AP Investor and the Principals to enter into this Agreement and to close hereunder, Glengar Investor hereby makes the following representations and warranties to the Company, AP Investor and the Principals:

                                      (a) Organizational Status and Authority.
Glengar Investor is a limited liability company duly organized and legally existing under the laws of the British Virgin Islands and has the power to acquire the Securities to be acquired hereunder. The execution, delivery and performance of this Agreement and the other Ancillary Agreements to which it is to be a party have been duly authorized by all necessary action on the part of Glengar Investor, and this Agreement constitutes the valid and binding obligation of Glengar Investor, enforceable against it in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or effecting the rights of creditors generally, and to the limitations imposed by general principles of equity, regardless of whether enforcement is considered in proceedings at law or in equity.

                                      (b) Agreement Not in Breach of Other
Instruments Affecting Glengar Investor; Governmental Consent. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions provided for herein and thereon, and the fulfillment of the terms hereof and thereof by Glengar Investor (i) will not result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Glengar Investor under, any agreement or other instrument by which Glengar Investor is bound, or its charter or organizational documents, or any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation and (ii) do not require the consent of any Government Authority.

                  8. Continuation and Survival of Representations and Warranties. All representations and warranties made in this Agreement shall continue to be true and correct at and as of the date of the signing of this Agreement and the date of the Closing, as if made at each of such times; provided, however, that at Closing the Principals may deliver to the Investors modifications of any of the Schedules to this Agreement arising from changes thereto arising in the ordinary course of business since the date hereof, provided that none of such changes individually or in the aggregate are materially adverse to the business, assets, business prospects, or financial condition of the Company. If either party hereto shall learn of a representation or warranty being or becoming untrue at or prior to Closing, such party shall promptly notify the other party hereto thereof and provide to such party Schedules or other documents amending such representation and warranty. To the extent that the party receiving such notice waives its right to terminate this Agreement on account of such breach, such representations and warranties so affected shall be deemed modified. All representations, warranties and covenants contained herein shall survive the Closing, provided that all representations and warranties shall expire on the second anniversary of the Closing, except for claims asserted prior to such date and except for representations and warranties with respect to Taxes, which shall survive for the full extent of any applicable statutes of limitations. Each representation and warranty contained herein is independent of all other representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained herein shall not be construed as exceptions or qualifications to any other warranty or representation. No warranty or representation shall be deemed to have been waived, affected or impaired by any investigation made by any party to this Agreement.

                  9. Additional Covenants

                            9.1 Access Rights Prior to Closing. The provisions
of this Section 9.1 shall apply between the date of this Agreement and the Closing Date except for the last sentence hereof, which shall survive the Closing. The Principals and the Company shall (a) furnish to the Investors such available information concerning the Company and its assets in business as the Investors shall reasonably request and (b) grant reasonable access to the Investors during normal business hours, at the Company's headquarters or such other site as the Investors might reasonably request to the Company's properties, books and records (including financial operating data and information); provided, however that the Company shall have no obligation hereunder to take any action which might result in (x) interference with or disruption of the Company's normal business operations or (y) the violation of any of the Company's obligations under Agreements with third parties including, without limitation, confidentiality agreements which the Company has executed for the benefit of its customers. The Investors may inspect the Company's properties, books and records solely for the purpose of evaluating the transaction proposed herein, but in so doing shall not interfere or disrupt the Company's normal business operations. Other due diligence activities will include meeting with the Company's attorneys, accountants, customers, suppliers and employees, and the Company shall assist Investors in establishing these meetings. The Investors may interview employees, suppliers and customers provided that each interview is (i) conducted on a confidential basis, (ii) arranged through and with advance approval of the Principals and (iii) conducted at the latter stages of the Investors due diligence review. Notwithstanding the foregoing, the Investors will not need advance approval to interview on a confidential basis those parties known to the Investors prior to the date of the Letter of Intent between AP Investor, the Principals and the Company dated January 29, 1996, and such interviews may be conducted at any stage of the Investors due diligence review. The Investors will not reveal any confidential data and/or information supplied by the Principals or the Company except, upon consultation with the Principals and receipt of the Principal's approval, to their partners, principals, management, affiliates, counsel, accountants, insurance representatives, investment bankers and like agents and, in any event, only for purposes relating to the evaluation and consummation of the transactions contemplated by this Agreement; and, whether or not the transactions are consummated, such data and information will not be used by the Investors except for that explicit purpose and will never (while otherwise continuing to be confidential), without the Principals' prior written permission, be otherwise used or disseminated and, in the event the transactions contemplated by this Agreement are not consummated, such data and information will be returned to the Company or the Principals. No representation, warranty or covenant shall be deemed to have been waived, affected or impaired by any investigation made by the Investors.

                            9.2 Conduct of Business Pending Closing. Between
the date hereof and the Closing hereunder, the Principals and the Company shall:

                                      (a) Not knowingly take or suffer or
permit any action which would render untrue any of the representations or warranties of Principals herein contained, and not omit to take any action, the omission of which would render untrue any such representation or warranty;

                                      (b) Conduct the Company's business in the
ordinary and usual course consistent with Company's past practice;

                                      (c) Not enter into any contract,
agreement, commitment or arrangement with any party except those involving a maximum possible liability or obligation on the part of the Company of less than $10,000 each and less than $100,000 in the aggregate or contracts for the sale of telemarketing services and for the purchase of materials and supplies in the ordinary and usual course of business, and not terminate, extend or materially amend or modify any Company Agreement without the prior written consent of the Investor, which shall not be unreasonably withheld or delayed;

                                      (d) Use their best efforts to preserve
the business organization of the Company intact, to keep available the services of its employees, and to preserve its relationships with customers, suppliers and others with whom it deals;

                                      (e) Maintain in full force and effect all
of the insurance policies listed on Schedule 5.9 and make no change in any insurance coverage without the prior written consent of AP Investor;

                                      (f) Keep the Facilities, the Fixtures and
Equipment and all other tangible personal property owned or leased by the Company in good order and repair and perform all necessary repairs and maintenance;

                                      (g) Continue to maintain all of the
Company's usual business books and records in accordance with its past practices;

                                      (h) Not waive any material right or
cancel any material claim other than the granting of refunds or credits in the ordinary course of business in accordance with the Company's past practice.

                                      (i) Not increase the compensation or rate
of compensation payable to any of its employees other than pursuant to the Transition Bonus Compensation;

                                      (j) Maintain the corporate existence of
the Company and not merge or consolidate the Company with any other entity;

                                      (k) Comply with all material provisions
of all Company Agreements and any other agreements applicable to it and all applicable laws, rules and regulations; and

                                      (l) Not make any capital expenditure in
excess of $25,000 without the prior written consent of AP Investor, which shall not be unreasonably withheld or delayed.

                           9.3 Tax Covenants.

                                      (a) Certain Tax Returns of the Company.
For purposes of this Section 9.3 the "Effective Date" shall mean the day before the day of the Closing Date. For federal income tax purposes, the Company shall be an "S corporation" under the Code through the Effective Date and the parties hereto acknowledge that (i) the status of the Company as an "S corporation" under the Code will be terminated on the Closing Date, (ii) the Company's final "S corporation" tax year will end at the close of the Effective Date, and (iii) a new tax year for the Company will begin on the Closing Date. The Principals and the Company shall cause to be prepared and filed all income tax Returns of the Company (e.g., IRS Form 1120S, Schedule K-1 (1120S), and similar state returns) for all the tax years ending on or before the Effective Date which have not been filed by the Closing Date. The Company shall be responsible for the preparation and filing of all income tax Returns and the payment of all income Taxes of the Company for its tax year beginning on the Closing Date and all subsequent periods. The Company agrees to cooperate with the Principals to the extent reasonably required after the Closing Date in connection with (i) the preparation, execution, and filing of all income tax Returns with respect to any taxable year of the Company ending on or before the Effective Date, (ii) contests concerning the application of any Tax or the amount of Tax due for any such Tax year and (iii) audits and other proceedings conducted by any taxing authority with respect to any such Tax period. All income tax Returns of the Company filed after the Closing Date for tax years ending on or before the Closing Date shall be based on the same Tax accounting methods and elections as used for the Company's Tax year immediately preceding the period of such Returns, except as otherwise agreed upon by the Company and the Principals. After the Closing Date, except as required by law, the Company shall not, without the prior written consent of the Principals (i) file any amended Return by or on behalf of the Company for any Tax year ending on or before the Effective Date, or (ii) take any other action affecting the Company's Taxes for any such period if the Principals would be liable (by law or under this Agreement) for any Taxes for such period.

                                      (b) Payment of Tax Distribution. If the
amount of the Tax Distribution is not fully ascertainable at Closing, an estimate thereof mutually acceptable to the parties shall be reserved as an accrued dividend on the books of the Company at Closing. Promptly after the actual amount of the Tax Distribution is determined the Company shall distribute such amount as a dividend to the Principals.

                                      (c) Payment of the Transition Tax. The
Principals shall pay the Transition Tax, and any interest, penalties or additional sums attributable thereto, promptly when the amount thereof is determined and when the payment thereof is due, and shall indemnify, defend and hold harmless the Company and the Investors therefrom.

                            9.4 "No Shop" Covenant. Between the date of this
Agreement and the Closing Date, neither the Company nor the Principals will, directly or indirectly, through any officer, director, agent, financial advisor or otherwise, participate in, solicit, initiate or encourage submission of proposals or offers from any person relating to any sale of all or any material part of the assets of the Company or the sale or issuance of any equity interest in the Company to any Person other than the Investors, their affiliates, successors or assigns or any significant financing or other similar transaction (collectively an "Acquisition Proposal"), or participate in any negotiations regarding, or furnish to any other person any confidential information with respect to the Company, its business or assets, or otherwise facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Company and the Principals shall promptly notify the Investors if any such proposal or offer of an Acquisition Proposal, or any inquiry or contact with any person or with respect thereto, is made, and shall furnish the Investor with a copy of any written proposal or offer.

                            9.5 Notices of Breach. The Company and the
Principals shall make

reasonable efforts to give prompt notice to the Investors, and the Investors shall make reasonable efforts to give prompt notice to the Company and the Principals, of (i) the occurrence or non-occurrence of any event of which such party has knowledge, whose occurrence or non-occurrence does or would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date and
(ii) any material failure, of which such party has knowledge, of the Company or either Principal, on the one hand, or the Investors, on the other hand, or any officer, director, employee or agent of any of the foregoing, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Paragraph 9.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  10. Indemnification

                            10.1 Indemnification of the Investors. Subject to
Section 10.6 of this Agreement, the Principals hereby jointly and severally indemnify and agree to hold harmless the Investors and the Company, and each of their successors and assigns and each of their partners, shareholders, officers, directors and agents (collectively, the "Investor Indemnified Parties") from, against and in respect of the amount of any and all Investor Losses (as hereinafter defined).

                            10.2 Indemnification of the Principals. Subject to
Section 10.6 of this Agreement, the Investors hereby individually, and not jointly, indemnify and agree to hold harmless the Principals and their successors and assigns, (collectively, the "Principal Indemnified Parties") from, against and in respect of the amount of any and all Principal Losses (as hereinafter defined).

                            10.3 Definitions. As used in this Article 10:

                                 (a) "Deficiency" means any Investor
Losses or Principal Losses, as those terms are defined below.

                                 (b) "Indemnitors" shall mean the
party(ies) required to provide indemnification and "Indemnitee" means the party(ies) entitled to indemnification under this Article.

                                 (c) "Principal Losses" means any and all
loss or damage suffered by the Principal Indemnified Parties resulting from:


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



                                        (i) any misrepresentation, breach of
warranty, or any non fulfillment of any representation, warranty, covenant or agreement on the part of the Investor contained herein or in any other document or instrument delivered by the Investor pursuant to this Agreement or contained in any Exhibit or Schedule hereto or thereto, or in any statement, report, certificate or instrument delivered to the Principals pursuant to this Agreement;

                                        (ii) any and all acts, suits,
proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to any of the foregoing.

                                      (d) "Investor Losses" means any and all
loss or damage suffered by the Investor Indemnified Parties (including without limitation any diminution in value of the Company) resulting from:

                                        (i) any misrepresentation, breach of
warranty, or any non fulfillment of any representation, warranty, covenant or agreement on the part of the Principals contained herein or in any other document or instrument delivered by the Investor pursuant to this Agreement or contained in any Exhibit or Schedule hereto or thereto, or in any statement, report, certificate or instrument delivered pursuant to this Agreement; and

                                        (ii) any and all acts, suits,
proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs and expenses incident to any of the foregoing.

                              10.4 Procedures for Establishment of Deficiencies.

                                      (a) In the event that any claim shall be
asserted by any party against Indemnitee, which, if sustained, would result in a Deficiency, Indemnitee, within a reasonable time after learning of such claim, shall notify the Indemnitors of such claim, and shall extend to the Indemnitors a reasonable opportunity to defend against such claim, at the Indemnitors' sole expense and through legal counsel acceptable to Indemnitee, provided that the Indemnitors proceed in good faith, expeditiously and diligently. No determination shall be made pursuant to Section 10.4(b) below while such defense is still being made until the earlier of (i) the resolution of said claim by the Indemnitors with the claimant, or (ii) the termination of the defense by the Indemnitors against such claim or the failure of the Indemnitors to prosecute such defense in good faith in an expeditious and diligent manner. Indemnitee shall be entitled to rely upon the opinion of its counsel as to the occurrence of either of said events. Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by Indemnitors with legal counsel of its own selection. No settlement or compromise of any claim which may result in a Deficiency may be made by Indemnitors without the prior written consent of Indemnitee unless (x) prior to such settlement or compromise Indemnitors acknowledge in writing their obligation to pay in full the amount of the settlement or compromise and all associated expenses and (y) Indemnitee is furnished with security reasonably satisfactory to Indemnitee that Indemnitors will in fact pay such amount and expenses.

                                      (b) In the event that Indemnitee asserts
the existence of any Deficiency, Indemnitee shall give written notice to the Indemnitors of the nature and amount of the Deficiency asserted. If the Indemnitors, within a period of fifteen (15) days after the giving of Indemnitee's notice, shall not give written notice to Indemnitee announcing their intent to contest such assertion of Indemnitee (such notice by the Indemnitors being hereinafter called the "Contest Notice"), such assertion of Indemnitee shall be deemed accepted and the amount of the Deficiency shall be deemed established. In the event, however, that a contest notice is given to Indemnitee within said fifteen-day period, then the contested assertion of a Deficiency shall be settled by arbitration to be held in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then obtaining. The determination of the arbitrator(s) shall be delivered in writing to the Indemnitors and Indemnitee and shall be final, binding and conclusive upon all of the parties hereto, and the amount of the Deficiency, if any, determined to exist, shall be deemed established.

                                      (c) Indemnitee and the Indemnitors may
agree in writing, at any time, as to the existence and amount of a Deficiency, and, upon the execution of such agreement such Deficiency shall be deemed established.

                         10.5 Payment of Deficiencies; Remedies for Non-Payment.

                                      (a) The Principals hereby agree, jointly
and severally, to pay in cash to the Investors, the amount of each established Investor Loss within five (5) days after the establishment thereof. The Investors hereby agree to pay to the Principals in cash the amount of each established Principal Loss within five days after the establishment thereof. Any amounts not paid by the Indemnitors when due under this Section 10 shall bear interest from the due date thereof until the date paid at a rate equal to the lesser of (i) twelve percent (12%) per annum or (ii) the highest legal rate permitted by applicable law.

                                      (b) In order to secure the obligation of
the Principals to pay Investor Losses, at Closing a portion of the Cash Redemption Price in the amount of $500,000 shall be set aside in an interest-bearing escrow account to be held by Escrow Agent for a period of six months after Closing (which amount, plus all interest earned thereon, is referred to as the "Escrow Account"). Upon the establishment of any Investor Losses, the amount thereof shall be paid to the Investor up to the amount of the Escrow Account. Upon the expiration of such six-month period, the balance remaining in the Escrow Account, together with any interest earned thereon, shall be released to the Principals, reduced by the amount of any then pending claims for Investor Losses which have not yet been resolved. Such release of funds from the escrow account shall not affect the rights of the Investors with respect to Investor Losses which are suffered thereafter or are in excess of the Escrow Account.

                                      (c) If, within thirty days after the
establishment of an Investor Loss hereunder, the Principals shall not have paid the amount thereof to the Investors, and if the amount thereof shall not have been paid to the Investors out of the Escrow Account (or if the Escrow Account shall have been previously released), then the Investors shall have the right, in addition to any other rights at law or in equity, to acquire from the Principals a portion of the then outstanding

Principals' Notes in an amount equal to such unpaid Investor Losses. Such right of acquisition shall be exercised by written notice given by each Investor to the Principals and the Company. Upon the giving of such written notice, the Principals shall be deemed, without any further act to have assigned to the Investors a portion of the Principals' Notes in such amount. Notwithstanding that such transfer and assignment shall be automatic, the Investors shall have the right to cause the Company to issue substitute notes to the Principals and to the Investors reflecting the allocated portions of the Principals Notes, whereupon the Principals shall surrender the original Principals' Notes in exchange for a substituted note. If the Principals' Notes shall have previously been repaid, or if the then outstanding balance thereof is inadequate to pay the Investor Losses (after application of the Escrow Account, if available) then the Investors shall have the further right, in addition to its other remedies at law or in equity, to require the Principals to transfer to the Investors a portion of the stock held by the Principals in the Company with a fair market value (as defined below), determined as of the date of establishment of the Deficiency, equal to the unsatisfied amount of the Investor Losses.

                                      (d) If, within thirty days after the
establishment of a Principal Loss hereunder, the Investors shall not have paid the amount thereof to the Principals, the Principals shall have the further right, in addition to their other remedies at law or in equity, to require the Investor to transfer to the Principals a portion of the stock held by the Investor in the Company with a fair market value (as defined below), determined as of the date of establishment of the Deficiency, equal to the unsatisfied amount of the Principal Losses.

                                      (e) All amounts paid or property assigned
or transferred to Investors pursuant to this Section 10.5 shall be allocated between the Investors pro rata based upon the relative equity holdings of the Investors in the Company.

                                      (f) For the purposes of paragraphs (c)
and (d) above, the "fair market value" shall be determined on the basis of an appraisal performed by a nationally-recognized investment banking firm designated by mutual agreement between the Principals and the Investor or, if they are unable to so agree within thirty (30) days, be designated by two nationally-recognized investment banking firms, one selected by the Principals and one selected by the Investor.

                            10.6 Limitations. Neither the Principals, jointly
or severally, on the one hand, nor the Investors, on the other hand, shall be liable under this Agreement for any Deficiencies until the aggregate amount of Deficiencies payable by the Principals or the Investors, as the case may be, exceeds an accumulated total of $100,000 (the "Threshold Amount"), at which time the Principals or the Investors, as the case may be, shall be liable for Deficiencies including the Threshold Amount. Notwithstanding anything to the contrary contained herein, the aggregate recourse to all Indemnitors with respect to any liability of either the Principals, on the one hand, or the Investors, on the other hand, for Deficiencies hereunder shall be limited to an amount equal to $4,600,000, except for Deficiencies arising out of breaches of representations, warranties and covenants with regard to Taxes which shall not be subject to the above described limit and shall not be included in calculating the amount of the Deficiencies for purposes of such limit.

                   11. Securities Laws Compliance Procedures.

                            11.1 Status of Shares to be Issued. The Investors
acknowledge and confirm as follows:

                                      (a) The Investors are acquiring the
Securities for their own account and without a view to any distribution or resale thereof, other than a distribution or resale which, in the opinion of counsel for the Investor proposing such resale, which opinion and counsel shall be satisfactory in form and substance to the Company, may be made without violating the registration provisions of the Securities Act of 1933, as amended (the "1933 Act") or applicable blue sky laws. Each of the Investors, either alone or with its financial advisor, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder. The Securities are "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not been registered under the 1933 Act or any applicable state securities act and must be held indefinitely unless they are subsequently registered under the 1933 Act and any applicable state securities acts or an exemption from such registration is available.

                                      (b) AP Investor is an "institutional
investor" as that term is defined in Regulation ss. 102.111 of the Pennsylvania Securities Act of 1972 (the "PA Securities Act"), and, accordingly, the offer and sale of the Securities to the Investors is an exempt transaction pursuant to ss. 203(c) of the PA Securities Act.

                                      (c) There shall be endorsed on the
certificates evidencing the Securities delivered at Closing a legend substantially similar to the following:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE "RESTRICTED SECURITIES" AS DEFINED BY RULE 144 UNDER THE 1933 ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE REQUIRING SUCH REGISTRATION, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS.

                                      (d) Except under certain limited
circumstances, the above restrictions on the transfer of Securities will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to such Securities, including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

                  12. Further Assurances. The Company, the Principals and the Investors agree to execute and deliver all such other instruments and take all such other action as either party may reasonably request from time to time, before or after Closing and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and tax returns.

                  13. Indemnity Against Brokerage Commissions and Finder's Fees. With the exception of Robert M. Haas Associates, Inc., whose fees shall be paid by the Company, the Principals, the Company and the Investors hereby represent and warrant that there is no corporation, firm or person entitled to receive from the Principals, the Company or the Investors any brokerage commission or finder's fee in connection with this Agreement or the transactions provided for herein, and each hereby indemnifies and agrees to save the other party hereto harmless from and against any claim for brokerage commission or finder's fee based on any retention or alleged retention of a broker or finder by any of them.

                  14.      Miscellaneous.

                            14.1 Costs and Expenses. All costs and expenses of
the Principals and the Investors (including the reasonable fees and expenses of attorneys, accountants and other professional advisors) incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, including, without limitation, the Investors' due diligence and investment investigations and analyses in connection herewith and therewith and all costs, if any, incurred in connection with the formation of a two-tier holding/operating company as contemplated in Section 15 of the Shareholders' Agreement (collectively, the "Expenses") shall be paid by the Company to the extent incurred by the Company and, to the extent the Expenses are reasonable out-of-pocket expenses of the Investors or the Principals, such the Expenses shall be paid by the Company at the Closing (or, at an Investor's request, to the extent incurred directly by such Investor, such Investor may direct that it be reimbursed for the Expenses subsequent to the Closing). In the event a Closing does not occur, the Investors shall be responsible for their own Expenses; provided, however, that if prior to Closing the Company enters into a binding letter of intent or other agreement on or before December 31, 1996 with respect to an Acquisition Proposal involving the payment of a purchase price based on the prospective purchaser valuing the Company at an amount in excess of $30,000,000.00, the Principals and the Company shall be jointly and severally liable for all Expenses, including Expenses of the Investors.

                            14.2 Indulgences, Etc. Neither the failure nor any
delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                            14.3 Controlling Law. This Agreement and all
questions relating to its validity, interpretation, performance and enforcement (including without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and without the aid of any canon, custom or rule of law requiring construction against the drafting party.

                            14.4 Notices. All notices, requests, demands and
other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, or on the day specified for delivery when deposited with a nationally recognized courier service such as Federal Express for delivery to the intended addressee, or four (4) days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                                  (i) If to the Company:

                                  RMH Sales and Marketing Consulting, Inc.
                                  40 Morris Avenue
                                  Bryn Mawr, PA  19010
                                  Attention: Raymond J. Hansell, CEO

                                  with a copy, given in the manner prescribed above, to:

                                  Advanta Partners  LP
                                  Five Horsham Business Center
                                  300 Welsh Road
                                  Horsham, PA  19044-2296
                                  Attention:  Anthony P. Brenner,
                                              Senior Managing Director

                                  (ii) If to the Principals:

                                  Raymond J. Hansell
                                  MarySue Lucci Hansell
                                  506 Chaumont Drive
                                  Villanova, PA  19085
                                  with a copy, given in the manner prescribed above, to:

                                  Eckell Sparks Levy Auerbach
                                  Monte & Emper, a Professional Corporation
                                  Legal Arts Building
                                  344 W. Front Street
                                  P.O. Box 319
                                  Media, PA  19063
                                  Attention:  G. Bradley Rainer, Esquire

                                  (iii) If to AP Investor:

                                  Advanta Partners LP
                                  Five Horsham Business Center
                                  300 Welsh Road
                                  Horsham, PA  19044-2296
                                  Attention:  Anthony P. Brenner,
                                              Senior Managing Director

                                  with a copy, given in the manner prescribed above, to:

                                  Wolf, Block, Schorr and Solis-Cohen
                                  Twelfth Floor Packard Building
                                  S.E. Corner 15th and Chestnut Streets
                                  Philadelphia, PA 19102
                                  Attention:  Herman C. Fala, Esquire

                                  (iv)  If to Glengar Investor:

                                  Glengar International Investments Limited
                                  P.O. Box 146
                                  Road Town, Tortola
                                  British Virgin Islands

                                  with a copy, given in the manner prescribed above, to:

                                  Derek Lubner
                                  29 Emlyn Road
                                  London, England  W129TF
                                  United Kingdom

                  In addition, notice by mail shall be by airmail if posted outside the continental United States.

                  Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provision of this Section for the giving of notice.

                            14.5 Schedules and Exhibits. All Schedules and
Exhibits attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

                            14.6 Binding Nature of Agreement; No Assignment.
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided, however, that no such consent shall be necessary for the assignment by AP Investor of its rights hereunder to any entity controlled by, controlling, or under common control with, AP Investor, and provided further that no consent shall be necessary for the collateral assignment by the Investors of their rights hereunder to Chemical Bank, as Agent, as holder of the Recapitalization Loan.. All obligations of the Principals under this Agreement and the Ancillary Agreements shall be joint and several, with the exception of their respective obligations under the Employment Agreements, which shall be individual and not joint and several.

                            14.7 Execution in Counterparts. This Agreement may
be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                            14.8 Provisions Separable. The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                            14.9 Entire Agreement, Amendment, Modification and
Termination. This Agreement contains the entire understanding between the parties hereto and with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified, amended or terminated other than by an agreement in writing executed by all of the parties hereto.

                            14.10 Number of Days. In computing the number of
days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                                  RMH SALES AND MARKETING
                                  CONSULTING, INC.

                                  By: /s/ Raymond J. Hansell
                                     -------------------------------------
                                     Raymond J. Hansell, Chairman


                                  By: /s/ MarySue Lucci Hansell
                                     -------------------------------------
                                     MarySue Lucci Hansell, President

                                     /s/ Raymond J. Hansell
                                     -------------------------------------
                                     Raymond J. Hansell, individually

                                     /s/ MarySue Lucci Hansell
                                     -------------------------------------
                                     MarySue Lucci Hansell, individually


                                  ADVANTA PARTNERS LP

                                  By:  AP Capital, Inc., general partner


                                        By: /s/ Mitchell L. Hollin
                                           -------------------------------
                                           Name:  Mitchell L. Hollin
                                           Title: Vice-President

                                   GLENGAR INTERNATIONAL INVESTMENTS LIMITED



                                   By:  /s/ Ian C. Crosby
                                       ----------------------------------
                                       Ian C. Crosby
                                       Director: Montblanc (Directors) Limited
                                       Sole corporate director: Glengar
                                       International Investments Limited

        ADVANTA PARTNERS L.P. - RMH SALES AND MARKETING CONSULTING, INC.

                               List of Schedules
                                       to
                 Recapitalization and Stock Purchase Agreement


Schedule No.                            Description
- ------------                            -----------
5.1             Foreign Qualifications

5.3             Officers, Directors, Bank Accounts

5.5             Financial Statements

5.6             Real Estate - Lease Agreements

5.7(a)          Liens and Encumbrances (Vehicle Leases and Purchase Agreements)

5.7(b)          Names and Marks

5.9             Insurance Policies

5.10            Liabilities not on Projected Balance Sheet

5.11(a)         Leases, Agreements, and Other Commitments - Telecommunications
                Service Contracts

"               Leases, Agreements, and Other Commitments - Site Service
                Contracts

"               Leases, Agreements, and Other Commitments - Customer Service
                Contracts

" Leases, Agreements, and Other Commitments - Equipment Leases and Service Contracts

"               Leases, Agreements, and Other Commitments - MidLantic Bank Loans

5.11(b)         Defaults under Company Agreements

5.11(c)         Written or Oral Proposals, Offers, Guarantees, etc., Unexpired
                Warranties and Guaranties

5.12            Labor Stoppages, Strikes, etc.

5.12(a)         Employment, Consulting Agreements and Confidentiality
                Agreements

5.12(b)         List of All Employees

5.12(c)         Employee Handbooks, Policies and Procedures

5.13            ERISA and Employee Benefit Matters

Schedule No.         Description
- ------------         -----------

   5.14              Litigation

   5.15              Environmental Matters

   5.16              Conflicting Interests

   5.17              Conflict with Laws; Permits and Approvals

   5.18              Tax Matters (includes copies of tax returns)

   5.19              Payments to Principles or Others

   5.20              Actions Since the Balance Sheet